Exhibit 4.14

xxxx INDICATES CONFIDENTIAL MATERIAL OMITTED PURSUANT TO A

REQUEST FOR CONFIDENTIAL TREATMENT AND FILED WITH THE

SECURITIES AND EXCHANGE COMMISSION SEPARATELY WITH A REQUEST

FOR CONFIDENTIAL TREATMENT.

Release version 2.1 December 2016
Participants Agreement Cooperative Research Centre Project
Targeting Tropomyosin as a Novel Anti-Cancer Therapy
Parties Novogen Limited University of New South Wales ICP - Firefly Pty. Limited

Confidential material omitted and filed separately with the Commission.

Participants Agreement | CRC Project | Targeting Tropomyosin as a Novel Anti-Cancer Therapy	Page 1

Table of Contents

1.	Definitions and interpretation		7

	1.1	Definitions	7

	1.2	Interpretation	10

	1.3	Priority of Agreement	11

2.	Participant Contributions and Expectations		11

3.	Participant Obligations		11

	3.1	General obligations	11

	3.2	Specific Obligations	12

	3.3	Work Orders	12

	3.4	Subcontract	13

	3.5	Specified Personnel	13

	3.6	Warranties	14

	3.7	Other government funding	14

	3.8	Relationship	14

	3.9	Acknowledgement of support	14

	3.10	In the event the Participant is unable to meet obligations	15

	3.11	Breach of the Participants Agreement	15

4.	Intellectual Property Rights		15

	4.1	Intellectual Property	15

	4.2	Students engaged in the Project	16

	4.3	Moral Rights	16

	4.4	Use of Name and Trademarks	17

5.	Participant Contributions and use of funds		17

	5.1	Project Partner Contributions	17

	5.2	Lead Participant	17

	5.3	Payments to UNSW	18

	5.4	Payments to ICP Firefly	18

	5.5	Separate Project financial accounts	19

	5.6	What CRC-P Funds can be used for	19

	5.7	What Funds cannot be used for	19

	5.8	When CRC-P Funds cannot be used	20

6.	Repayment		20

	6.1	Misspent funds	20

	6.2	At the end of the Agreement Period	20

	6.3	Repayment Notice	20

	6.4	UNSW Reconciliation	20

7.	GST and R&D Tax Incentive		21

Confidential material omitted and filed separately with the Commission.

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	7.1	Construction	21

	7.2	Consideration GST exclusive	21

	7.3	Payment of GST	21

	7.4	R&D Tax Incentive	21

8.	Confidentiality		21

	8.1	Prohibition on disclosure	21

	8.2	Advisers and third parties	21

	8.3	Exceptions to obligations	22

	8.4	Obligation on disclosure	22

	8.5	Additional confidential information	22

	8.6	Confidential Information in Agreement Material	22

	8.7	Period of confidentiality	23

	8.8	No reduction in privacy obligations	23

	8.9	Return of information	23

9.	Publication policy		23

10.	Protection of personal information		25

	10.1	Definitions	25

	10.2	Application of this clause	25

	10.3	Personal Information other than Commonwealth provided Personal Information	25

11.	Insurance		25

	11.1	Obligation to maintain insurance	25

	11.2	Certificates of Currency	26

	11.3	Self-Insurance or other protection	26

12.	Work health and safety		26

13.	Conflict of Interest		26

	13.1	Warranty	26

	13.2	Notification of a conflict of interest	26

14.	Books and records		27

	14.1	Participant to keep books and records	27

	14.2	Reports	27

	14.3	Costs	27

15.	Monitoring progress		27

16.	Participants audit and access		28

17.	Commonwealth audit and access		28

	17.1	Right to conduct audits	28

	17.2	Access by the Commonwealth	28

	17.3	Auditor-General and the Australian Information Commissioner	29

	17.4	Participants to comply with Auditor-General’s requirements	29

	17.5	No reduction in responsibility	29

Confidential material omitted and filed separately with the Commission.

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	17.6	Subcontractor requirements	29

	17.7	No restriction	29

	17.8	Costs	29

18.	False or misleading information		30

19.	Safe and Ethical Research		30

20.	Responsible conduct of research		30

21.	Survival		31

22.	Changes to the Agreement		31

23.	Relationship to the Funding Agreement		31

24.	Agreement Period and Termination		32

	24.1	Agreement Period	32

	24.2	Change of Project Partner	32

	24.3	Withdrawal of a Project Partner from the Agreement	33

	24.4	Consequences of removal of a Project Partner	34

	24.5	Termination of this Agreement for default	35

	24.6	Termination by Notice	35

	24.7	Suspension	35

	24.8	Consequences of termination– Intellectual Property	35

	24.9	Other consequences of termination	35

25.	Liability and Indemnity		35

	25.1	Indemnity	35

	25.2	Consequential loss	36

	25.3	Maximum liability	36

26.	Dispute resolution		36

	26.1	No arbitration or court proceedings	36

	26.2	Notification	36

	26.3	Parties to resolve Dispute	36

	26.4	Appointment of mediator	36

	26.5	Role of mediator and obligations of parties	37

	26.6	Confidentiality	37

	26.7	Costs	37

	26.8	Termination of process	37

27.	Notices and other communications		37

	27.1	Service of Notices	37

	27.2	Effective on receipt	37

28.	Miscellaneous		38

	28.1	No security	38

	28.2	Nature of obligations	38

	28.3	No adverse construction	38

Confidential material omitted and filed separately with the Commission.

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28.4	Approvals and consents	38

28.5	Assignment and novation	38

28.6	Costs	38

28.7	Counterparts	38

28.8	No merger	38

28.9	Entire agreement	38

28.10	Further action	38

28.11	Severability	38

28.12	Waiver	39

28.13	Governing law and jurisdiction	39

Confidential material omitted and filed separately with the Commission.

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Details

Date	15th / June / 2017
day month year

Parties

BETWEEN	Novogen Ltd (Lead Participant or Novogen)
ABN: 37 063 259 754
Suite 502, Level 5, 20 George St, Hornsby NSW 2077
Email : Stephen.Palmer@novogen.com
Attention : Dr Stephen Palmer

AND	The University of New South Wales (UNSW)
ABN: 57 195 873 179
School of Medical Sciences, Wallace Wurth East, UNSW Australia, Kensington NSW 2052
Email : p.gunning@unsw.edu.au
Attention : Professor Peter Gunning

AND	ICP - Firefly Pty. Limited (ICP Firefly)
ABN: 66 071 626 358
129 Queen Street, Beaconsfield NSW 2015
Email : isabelle@icpfirefly.com.au
Attention : Dr Isabelle Meyer-Carrive

Background

A	The Parties have agreed to contribute to and participate in the Project.

B	Pursuant to the Funding Agreement with the Commonwealth, the CRC Project, Targeting Tropomyosin as a Novel Anti-Cancer Therapy, is funded through the Cooperative Research Centres (CRC) Programme.

C	This Agreement specifies the terms and conditions of the arrangements between the Parties and obliges them, as Participants, to make the Contributions and comply with other obligations as set out in this Agreement.

Confidential material omitted and filed separately with the Commission.

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1.	Definitions and interpretation

1.1	Definitions

In this Agreement, except where the contrary intention is expressed, the following definitions are used:

Account	the bank account maintained by the Lead Participant with respect to the CRC-P Funds in accordance with clause 9.4 of the Funding Agreement.

Accounting Standards	the accounting standards maintained by the Australian Accounting Standards Board (created by section 226 of the Australian Securities and Investments Commission Act 2001 (Cth)) or other accounting standards which are generally accepted and consistently applied in Australia.

Agreement	this agreement between the Participants, as varied from time to time in accordance with clause 22, and including its Schedules and any attachments.

Agreement Material	any Material created on or following the commencement of the Funding Agreement, for the purpose of, or as a result of, a Participant undertaking and performing its obligations under the Project, including any improvements to any Pre-existing Materials.

Agreement Period	the period from the Commencement Date to the End Date

Asset	any item of tangible property purchased, leased, created or otherwise brought into existence either wholly or in part with use of the Funds, but does not include Agreement Material.

Budget	the budget in part 2 of Schedule 3

Business Day	a day that is not a Saturday, Sunday, public holiday or bank holiday in the place where the act is to be performed or where a Notice is received.

Commencement Date	5 May 2017, or the date of execution of this Agreement, whichever is the later.

Commonwealth	the Commonwealth of Australia.

Confidential Information

information that is by its nature confidential and:

(a)    is designated by a Party as confidential; or

(b)    a Party knows or ought to know is confidential; or

(c)    is described in item 6 of Schedule 1,

but does not include:

(d)    information that is or becomes public knowledge otherwise than by breach of this Agreement or any other confidentiality obligation.

Contribution	the cash, personnel, facilities and services to be provided by the Participants to the CRC-P, from their own resources, for the purposes of undertaking the Project, as specified in Schedule 3.

Confidential material omitted and filed separately with the Commission.

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CRC Indicia	the terms “CRC”, “CRC Projects”, “CRC-P”, “Cooperative Research Centre” and the CRC Programme logo and any additional items specified by the Commonwealth from time to time.

CRC Programme	the Cooperative Research Centres Programme.

CRC Project (CRC-P)	the collaboration between the Participants for the purposes of undertaking the Project.

CRC-P Funds	the Funds and any cash Contributions provided by the Participants for the purpose of the Project.

End Date	the date on which this Agreement terminates or expires.

Expected Funding	$1,500,000 over the course of the Agreement Period.

Financial Year	the Australian financial year beginning 1 July and ending 30 June.

Funds	the amounts payable by the Commonwealth to the Lead Participant under the Funding Agreement and any interest earned on those amounts.

Funding Agreement	the funding agreement between the Commonwealth and the Lead Participant for the purposes of funding and managing the Project.

Guidelines	the Programme Guidelines listed under item 2 of Schedule 1, and any other guidelines issued by the Commonwealth from time to time in relation to the CRC Programme and its administration.

GST Law	A New Tax System (Goods and Services Tax) Act 1999(Cth).

Intellectual Property Rights

all intellectual property rights, including:

a)      copyright, patents, trademarks (including goodwill in those marks), designs, trade secrets, know how, rights in circuit layouts, domain names and any right to have confidential information kept confidential;

b)      any application or right to apply for registration of any of the rights referred to in paragraph (a); and

c)      all rights of a similar nature to any of the rights in paragraphs (a) and (b) which may subsist in Australia or elsewhere,

whether or not such rights are registered or capable of being registered.

ICP Firefly Services	the services as described in column 1 of Part C of Schedule 4.

Law	any applicable statute, regulation, by-law, ordinance or subordinate legislation in force from time to time in Australia, whether made by a State, Territory, the Commonwealth, or a local government, and includes the common law and rules of equity as applicable from time to time.

Lead Participant	Novogen Limited ABN: 37 063 259 754.

Lead Participant Services	the services as described in column 1 of Part A of Schedule 4.

Confidential material omitted and filed separately with the Commission.

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Material	includes property, information, data, results, images, models, molecules, software, firmware, documented methodology or process, documentation or other material in whatever form, including any reports, specifications, business rules or requirements, user manuals, user guides, operations manuals, training materials and instructions, and the subject matter of any category of Intellectual Property Rights.

Milestone	a stage of completion of the Project as set out in Schedule 2.

Moral Rights	the right of integrity of authorship (that is, not to have a work subjected to derogatory treatment), the right of attribution of authorship of a work, and the right not to have authorship of a work falsely attributed, as defined in the Copyright Act 1968 (Cth).

Notice	a notice, demand, consent, approval or communication issued under this Agreement.

Novogen Material	all Agreement Material other than the Technical Assay Material.

Outcomes	the outcomes of the Project, as set out in Schedule 2.

Participant	a person, body or organisation that is a signatory to this Agreement.

Parties	the parties to this Agreement.

Personnel

(a)    in relation to a party, any employee, officer, agent, professional adviser or subcontractor of that party; and

(b)    in relation to UNSW, includes the personnel identified in paragraph (a) of this definition and any Students

Pre-existing Material	Material owned by a party independently of this Agreement, including any Material specified in item 3 of Schedule 1.

Project	the project set out in Schedule 2.

Project Partner	all Participants other than the Lead Participant.

Publication	any form of recorded medium that makes Agreement Material public, including print, images, video or audio, and ‘Publish’ has a corresponding meaning.

Quarter	a period of 3 months or, where the context necessitates part or multiples of that period, ending on 31 March, 30 June, 30 September or 31 December.

Related Entity	has the meaning given to that term in the Corporations Act 2001 (Cth).

R&D Tax Incentive	is established by Division 355 of the Income Tax Assessment Act 1997 (Cth) with functions relating to its administration included in the Industry Research and Development Act 1986 (Cth).

Shortfall	any deficit in the total Contributions received by the Lead Participant during a Financial Year and the Contributions which should have been received by the Lead Participant during that Financial Year as specified in Schedule 3.

Confidential material omitted and filed separately with the Commission.

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Specified Personnel	the Personnel (if any) specified in item 7 of Schedule 1.

Student	any postgraduate or graduate student involved in the Project research.

Technical Assay Material

Agreement Material which is a technical assay and:

(a)    has been developed as part of the Project, with the purpose of testing the properties of new chemical entities in biological systems; and

(b)    is not required in order for the Lead Participant to pursue Utilisation of any other Agreement Material.

Third Party Material	Material owned by a third party that is: (a) included, embodied in or attached to the Agreement Material; or (b) used in undertaking the Project, as specified in item 4 of Schedule 1.

UNSW Services	the services as described in column 1 of Part B of Schedule 4.

UNSW Paid Amount	$300,000.

UNSW Committed Amount

(a)    if CRC-P Funds received by UNSW during the Agreement Period meet or exceed $1,000,000, an amount which is equal to 20% of the value of the CRC-P Funds received; or

(b)    if CRC-P Funds received by UNSW during the Agreement Period are less than $1,000,000, nil.

Utilisation	technology transfer, take-up and use of research outputs by end-users. Commercial utilisation includes the manufacture, sale, hire or other exploitation of a product or process, or the provision of a service, incorporating Agreement Material or licensing of any third party to do any of those things, or otherwise licensing or assigning the Agreement Material.

WHS Laws	the Work Health and Safety Act 2011 (Cth), regulations made under that Act and any code of practice approved for the purpose of that Act.

Work Order	an agreement to provide services to the CRC-P in accordance with clause 3.3.

1.2	Interpretation

In this Agreement, except where the contrary intention is expressed:

(a)	the singular includes the plural and vice versa, and a gender includes other genders;

(b)	another grammatical form of a defined word or expression has a corresponding meaning;

(c)	a reference to a clause, paragraph or schedule is to a clause or paragraph of, or schedule to, this Agreement;

Confidential material omitted and filed separately with the Commission.

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(d)	a reference to a document or instrument includes the document or instrument as novated, altered, supplemented or replaced from time to time;

(e)	a reference to A$, $A, dollar or $ is to Australian currency;

(f)	a reference to time is to Canberra, Australia time;

(g)	a reference to a party to a document includes the party’s executors, administrators, successors and permitted assignees and substitutes;

(h)	a reference to a person includes a natural person, partnership, body corporate, association, governmental or local authority or agency or other entity;

(i)	a reference to a statute, ordinance, code or other law includes regulations and other instruments under it and consolidations, amendments, re-enactments or replacements of any of them;

(j)	the meaning of general words is not limited by specific examples introduced by including, for example or similar expressions, and the words “includes” or “including” shall be read as being followed by “without limitation”;

(k)	any agreement, representation, warranty or indemnity by two or more parties (including where two or more persons are included in the same defined term) binds each of them severally and does not bind them jointly;

(l)	any agreement, representation, warranty or indemnity in favour of two or more parties (including where two or more persons are included in the same defined term) is for the benefit of them jointly and severally;

(m)	a rule of construction does not apply to the disadvantage of a party because the party was responsible for the preparation of this Agreement or any part of it;

(n)	if a day on or by which an obligation must be performed or an event must occur is not a Business Day, the obligation must be performed or the event must occur on or by the next Business Day; and

(o)	headings are for ease of reference only and do not affect interpretation.

1.3	Priority of Agreement

To the extent of any inconsistency the body of this Agreement and the Schedules, the body of this Agreement will prevail.

2.	Participant Contributions and Expectations

(a)	During the Agreement Period, the Participants will make the Contributions to the CRC-P as detailed in Schedule 3.

(b)	During the Agreement Period, the Participants will provide the products, services and/or access for the purposes of the Project as outlined in item 4 of Schedule 2 and as well as the specific services set out in Schedule 4.

(c)	UNSW will not charge any indirect on-costs to the Lead Participant for any direct or in-kind expenses related to the CRC-P or the Project.

3.	Participant Obligations

3.1	General obligations

Each Participant agrees that it will:

(a)	diligently perform its obligations as set out in this Agreement to a high professional standard;

Confidential material omitted and filed separately with the Commission.

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(b)	undertake the Project to achieve the Outcomes, at the times and in the manner specified in Schedule 2 of this Agreement;

(c)	make its Contributions to the CRC-P, through the Lead Participant, in accordance with Schedule 3 and any other requirements under this Agreement;

(d)	meet the due dates for the Milestones, as specified in Schedule 2;

(e)	undertake the Project in accordance with the Guidelines;

(f)	cooperate with, and provide to, the Lead Participant any information about the Contributions, any anticipated Shortfall and other activities reasonably required by the Lead Participant;

(g)	keep the CRC-P informed through the Lead Participant about the results of the Project and any other information relevant to the conduct of the Project in which the Participant is involved, including through the submission of Quarterly update reports;

(h)	support the Lead Participant to meet its obligations to the Commonwealth under the Funding Agreement;

(i)	support the CRC-P in meeting its obligations in compliance with law and policy, and comply with the provisions of any relevant statutes, regulations, by-laws, and requirements of any Commonwealth, State, Territory or local authority; and

(j)	act reasonably and in good faith with the other Participants.

3.2	Specific Obligations

(a)	The Lead Participant must provide the Lead Participant Services to the CRC-P in accordance with:

(i)	any applicable service standards described in column 2 of Part A of Schedule 4; and

(ii)	all applicable Laws.

(b)	UNSW must provide the UNSW Services to the CRC-P in accordance with:

(i)	any applicable service standards described in column 2 of Part B of Schedule 4; and

(ii)	all applicable Laws.

(c)	ICP Firefly must provide the ICP Firefly Services to the CRC-P in accordance with:

(i)	any applicable service standards described in column 2 of Part C of Schedule 4; and

(ii)	all applicable Laws.

(d)	The Participants may vary the services specified in Schedule 4 from time to time by agreement in writing.

3.3	Work Orders

(a)	During the Agreement Period, the Lead Participant may submit a Work Order to a Project Partner with respect to reasonable specific services to be provided to the CRC-P in addition to those outlined in Schedule 4.

Confidential material omitted and filed separately with the Commission.

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(b)	If the Lead Participant requests that a Project Partner provides a quote for services to be conducted under a Work Order prior to submitting a Work Order under clause 3.3(a), the Project Partner must, acting reasonably and in good faith, prepare and provide an itemised quote to the Lead Participant within 10 Business Days of such request.

(c)	Each Work Order must be within the scope of the Project, and must comply with the Budget and Contributions relevant to the Project Partner.

(d)	A Project Partner will be deemed to have accepted a Work Order unless the Project Partner has given Notice to the Lead Participant within 5 Business Days of receipt of the Work Order that it cannot reasonably provide the services described in the Work Order.

(e)	Each accepted Work Order will set out the full details of the services to be provided, any applicable service standards and any other relevant information and instructions.

3.4	Subcontract

(a)	The Project Partners must not sub-contract any of their obligations under this Agreement without the prior written permission of the Lead Participant.

(b)	Any sub-contracting by a Project Partner of an obligation under this Agreement:

(i)	must be on broadly the same terms as this Agreement;

(ii)	must include terms which meet the requirements of clause 13 of the Funding Agreement as if the Project Partner was the Lead Participant; and

(iii)	does not relieve a Project Partner of any of its liabilities or obligations under this Agreement.

(c)	The Project Partner is liable to the Lead Participant for the acts, defaults and omissions of the sub-contractor, or any of the sub-contractor’s Personnel, as if they were the acts, defaults or omissions of the Project Partner.

3.5	Specified Personnel

(a)	Each Participant must:

(i)	undertake the Project or any part of the Project to which their particular expertise relates, with the active involvement of, and using the expertise of, its Specified Personnel or any persons who are appointed to replace them in accordance with the requirements under clause 3.5(c); and

(ii)	ensure that each of its Specified Personnel is aware of and complies with the Participant’s obligations in undertaking the Project.

(b)	Where one or more of the Specified Personnel is or will become unable or unwilling to be involved in the Project, the relevant Participant must notify the Lead Participant in writing immediately of any change to the Specified Personnel.

(c)	When replacing Specified Personnel, the Participants must ensure that any such replacement personnel directly involved in the Project has the time commitment, qualifications and competency to undertake the Project to the standard required by the Agreement and have similar or better suited expertise and ability to those of the Personnel they are replacing.

(d)	The Commonwealth may at any time request to remove from work in respect of this Agreement any of the Specified Personnel or any of a Participant’s subcontractors or Personnel. If a request is made, the relevant Participant must promptly arrange for the removal of such subcontractors or Personnel, and arrange for a replacement in accordance with the requirements under clause 3.5(c).

Confidential material omitted and filed separately with the Commission.

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3.6	Warranties

Each Participant represents and warrants that:

(a)	it has the right to enter into this Agreement;

(b)	it and its subcontractors and Personnel, including its Specified Personnel, have the necessary experience, skill, knowledge, expertise and competence to undertake the Project and (where appropriate) will hold such licences, permits or registrations as are required under any State, Territory or Commonwealth legislation to undertake the Project, and are fit and proper people.

3.7	Other government funding

(a)	Each Participant must provide to the Lead Participant full details of any financial assistance for activities in connection with the Project which the Participant receives from another Commonwealth, State or Territory government source or agency after the commencement of this Agreement (Other Financial Assistance), including:

(i)	the amount and source of the funding; and

(ii)	the name of the programme under which it was provided,

within 10 Business Days of the Participant receiving notice that the Other Financial Assistance has been approved.

(b)	The parties acknowledge that the:

(i)	Commonwealth may reduce, suspend or defer its payments in the event a Participant receives Other Financial Assistance, but only to the extent that this financial assistance duplicates Funds; and

(ii)	any reduction in Funds received will result in a corresponding reduction of funding provided under this Agreement.

3.8	Relationship

(a)	Each Party must not present itself, and ensure its officers, employees, agents and other Personnel do not represent themselves, as being an officer, employee, partner, agent or other Personnel of the Commonwealth or another Participant, or as otherwise able to bind or represent the Commonwealth or another Participant.

(b)	This Agreement does not create a relationship of employment or agency, joint venture, partnership, or of trustee and beneficiary between the Parties.

3.9	Acknowledgement of support

Each Participant must, in:

(a)	all of its publications (including reprints and despite whether published by the Participant or other persons) that are a result of the Project;

(b)	any of its products, processes or inventions produced as a direct result of the Project activities; and

(c)	all of its promotional and advertising materials, public announcements, events and activities in relation to the Project;

acknowledge the financial and other support received from the Commonwealth:

(d)	through reference to this support and the CRC Programme;

Confidential material omitted and filed separately with the Commission.

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(e)	in relation to clause 3.9(c), through prominent display of the CRC Indicia; and

(f)	by reference to any acknowledgement as otherwise specified by the Commonwealth from time to time.

3.10	In the event the Participant is unable to meet obligations

Each Participant must notify the Lead Participant and all Project Partners immediately upon becoming aware of any circumstances that are likely to adversely affect the Participant’s ability to comply with the terms of this Agreement, in particular its solvency or ability to ensure that the Project is carried out in accordance with this Agreement. This includes notification of any intent of, or changes in circumstances leading to the need for, withdrawal from the CRC-P and the Project. The giving of Notice pursuant to this clause 3.10 will not, in any way, limit the obligations of the Participant under this Agreement or excuse the Participant in any way from the performance of those obligations.

3.11	Breach of the Participants Agreement

Each Participant must, within 5 Business Days of becoming aware of any breach or suspected breach of this Agreement that would affect the Lead Participant’s ability to comply with its obligations under the Funding Agreement:

(a)	provide Notice to the Lead Participant and all Project Partners of that breach or suspected breach;

(b)	provide all information reasonably required by the Lead Participant in relation to the breach or suspected breach;

(c)	identify to the Lead Participant and all Project Partners the steps the Participant intends to take to address the matter;

(d)	keep the Lead Participant and all Project Partners informed of any action it takes to remedy the breach; and

(e)	provide Notice to the Lead Participant and all Project Partners once the breach is remedied, or if not remedied upon the matter being otherwise resolved.

4.	Intellectual Property Rights

4.1	Intellectual Property

(a)	This clause 4 does not affect the ownership of the Intellectual Property Rights in any Pre-existing Material or Third Party Material.

(b)	The Project Partners must obtain all necessary copyright and other Intellectual Property Rights permissions before making any Third Party Material available for the purpose of this Agreement or the Project.

(c)	The Project Partners must specify which parts (if any) of the Intellectual Property Rights are Third Party Material and who owns the Intellectual Property Rights in that material.

(d)	The Intellectual Property Rights in the Agreement Material will vest in the Participants on creation as agreed in Schedule 5.

(e)	Each Participant will adhere to the documented arrangements and procedures for dealing with Intellectual Property Rights in Agreement Material as set out in Schedule 5.

Confidential material omitted and filed separately with the Commission.

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(f)	Each Participant will adhere to the documented arrangements and procedures, as set out in clause 9 to ensure that, prior to the publication or disclosure of Agreement Material (but not including reports or other such material to be provided to the Commonwealth for the Commonwealth’s benefit), consideration is given to the potential prejudice to its subsistence or Utilisation, including the possibility that publication or disclosure might preclude the grant of a patent or cause the loss of Intellectual Property Rights.

(g)	Each Participant must ensure that any Utilisation of Agreement Material in the context of this Agreement:

(i)	is consistent with the Milestones, the nature of the Project and the CRC Programme; and,

(ii)	maximises the national benefits accruing to Australia.

(h)	To the extent that the Commonwealth needs to use any of the Agreement Material in connection with the Funding Agreement or CRC Programme, including but not limited to:

(i)	the use of reports provided by the Lead Participant to the Commonwealth; or

(ii)	the exercise of the Commonwealth’s rights under clause 17 (Commonwealth Audit & Access);

each Participant grants to, or must obtain for, the Commonwealth a perpetual, world-wide, royalty free, non-exclusive licence (including the right to sublicense) to use, reproduce, adapt, modify and communicate that Material.

(i)	The licence granted to the Commonwealth under clause 4.1(h) does not include a right to exploit the Agreement Material for the Commonwealth’s commercial purposes.

4.2	Students engaged in the Project

The Participants acknowledge that UNSW has obligations under its governing statues to ensure that Students completing a thesis are able to complete the requirements of their candidature and that this obligation extends to submitting a Student’s thesis for examination and depositing in the library a copy of the Student’s complete thesis of work submitted for a higher degree. In accordance with this acknowledgment it is accepted that:

(a)	all Agreement Material created by the Student and all Intellectual Property Rights in such material (Student Material) will vest in the Participants as agreed in Schedule 5 on creation (except that the Student owns copyright and Moral Rights in his/her thesis);

(b)	UNSW will procure that the Student assigns to the Participants all right, title and interest in the Student Material and agrees to do all things reasonably necessary to give effect to such ownership and assignment; and

(c)	the Student is entitled to Publish the Student Material in accordance with clause 9 of this Agreement.

4.3	Moral Rights

(a)	To the extent permitted by applicable Laws and for the benefit of the Commonwealth and the Lead Participant, each Project Partner must use its best endeavours to ensure that:

(i)	each of the Personnel used by the Project Partner in the production or creation of the Agreement Material gives, in a form acceptable to the Lead Participant; and

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(ii)	any holder of Moral Rights in Third Party Material included in the Agreement Material gives,

genuine consent in writing to the use of the Agreement Material for the Specified Acts, even if such use would otherwise be an infringement of its or their Moral Rights and notify the Lead Participant if this consent is not obtained.

(b)	In this clause 4.3 Specified Acts means:

(i)	falsely attributing the authorship of any Agreement Material, or any content in the Agreement Material (including literary, dramatic, artistic works and cinematograph films within the meaning of the Copyright Act 1968 (Cth));

(ii)	materially altering the style, format, colours, content or layout of the Agreement Material and dealing in any way with the altered Agreement Material;

(iii)	reproducing, communicating, adapting, publishing or exhibiting any Agreement Material; and

(iv)	adding any additional content or information to the Agreement Material.

4.4	Use of Name and Trademarks

Except as reasonably required to comply with Law, the Funding Agreement or the rules of any financial market on which a Party or a Related Entity of a Party is listed, each Participant shall not use another Participant’s name or trademarks without the express permission of that party.

5.	Participant Contributions and use of funds

5.1	Project Partner Contributions

(a)	Each Project Partner shall pay its annual cash component of its Contributions into the Account within 30 days after the first day of each applicable Financial Year during the Agreement Period.

(b)	The Lead Participant shall send the Project Partner a tax invoice at least 14 days before the end of each Financial Year during the Agreement period, for the cash amount due at the start of the next Financial Year. Each annual payment by the Project Partner of its cash component shall be the Contribution due plus GST, if applicable.

(c)	The valuation of the non-cash-in-kind Contribution of a Project Partner shall be in accordance with the Accounting Standards and any valuation principles provided by the Commonwealth from time to time, and reported to the Lead Participant on request.

5.2	Lead Participant

(a)	The Lead Participant shall pay its annual cash component of its Contributions into the Account within 30 days after the Commencement Date, or within 30 days after the first day of each applicable Financial Year during the Agreement Period (whichever is applicable).

(b)	The Lead Participant shall pay the CRC-P Funds out of the Account to the Project Partners in accordance with the Budget, Schedule 3 and this clause 5.

Confidential material omitted and filed separately with the Commission.

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5.3	Payments to UNSW

(a)	Subject to the remainder of this clause 5.3 the Lead Participant shall:

(i)	pay to UNSW the amount specified for Q3 in item 3 of Schedule 3 within 30 days of the Commencement Date; and

(ii)	make Quarterly payments of the CRC-P Funds due under item 3 of Schedule 3 to UNSW:

(A)	with respect to amounts from Contributions, within 30 days of the end of each Quarter during the Term;

(B)	with respect to amounts from the Funds, within 30 days of the receipt of the Funds from the Commonwealth. For the avoidance of doubt, the Lead Participant will not be required to pay any amount of the Funds to UNSW unless and until such Funds have been received from the Commonwealth.

(b)	The Lead Participant may vary the amount specified in item 3 of Schedule 3 at any time during the Term, by giving written Notice to UNSW, provided that:

(i)	the Lead Participant will take into account the reasonable comments of UNSW in making any variations; and

(ii)	any variations must be in accordance with the Budget.

(c)	Any amount payable to UNSW under a Work Order will be as set out in that agreed Work Order.

(d)	UNSW must issue a valid tax invoice to the Lead Participant for the amount due under this clause 5.3, prior to the Lead Participant making any payment of CRC-P Funds in accordance with this clause 5.3.

(e)	UNSW acknowledges and agrees that the Lead Participant is not liable for the provision of additional money to meet any expenditure in excess of the Funds or a Participant’s Contribution under the Budget, without the written consent of the Lead Participant.

(f)	UNSW acknowledges and agrees that any amount specified in the Budget or due to be paid under a Work Order or this clause 5.3 will be reduced in proportion with any reduction in funding under the Funding Agreement. The Lead Participant will seek to ensure that any such reduction will be in accordance with the aims of the Project.

5.4	Payments to ICP Firefly

(a)	Subject to clauses 5.4(b) and 5.4(c), and unless otherwise agreed by the Parties in writing, the Lead Participant will pay to ICP Firefly the amount as specified in each agreed Work Order as out of the CRC-P Funds as follows:

(i)	70% of the total cost of the Work Order within 30 days of the later of:

(A)	signature of the Work Order; and

(B)	the receipt by the Lead Participant of a validly issued tax invoice for the amount due; and

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(ii)	30% of the total cost of the Work Order within 30 days of the later of:

(A)	the receipt by the Lead Participant of a final report that meets the service standards laid out in Part C of Schedule 4; and

(B)	the receipt by the Lead Participant of a validly issued tax invoice for the amount due.

(b)	ICP Firefly acknowledges and agrees that the Lead Participant is not liable for the provision of additional money to meet any expenditure in excess of the Funds or a Participant’s Contribution under the Budget without the written consent of the Lead Participant.

(c)	ICP Firefly acknowledges and agrees that:

(i)	any amount specified in a Work Order or due to be paid under this clause 5.4 will be reduced in proportion with any reduction in funding under the Funding Agreement;

(ii)	on request of the Lead Participant, ICP Firefly must immediately repay funds received under a Work Order to the extent that such funds correspond with a reduction in funding under the Funding Agreement.

The Lead Participant will seek to ensure that any reduction of funding will be in accordance with the aims of the Project.

5.5	Separate Project financial accounts

Each Participant must keep separate financial accounts which must record:

(a)	any Contributions it makes;

(b)	any payments of CRC-P Funds made to it by the Lead Participant;

(c)	any payment made in relation to an Asset greater than $300; and

(d)	expenditure incurred by the Participant from CRC-P Funds in carrying out the Project.

5.6	What CRC-P Funds can be used for

(a)	The Participants must spend the CRC-P Funds only for the purposes of undertaking the Project.

(b)	The Participants must spend the CRC-P Funds only in accordance with the Budget.

(c)	Subject to clause 5.6(d), the Lead Participant may vary the Budget by re-allocating expenditure between heads of expenditure specified in the Budget.

(d)	Any variation under clause 5.6(c) which increases or decreases the amount allocated to a head of expenditure by more than 10% cannot be made without the Commonwealth’s prior written approval.

5.7	What Funds cannot be used for

The Participants must not spend the Funds:

(a)	for capital works or for the purchase or construction of facilities such as buildings or laboratories;

(b)	for renovation or extension of buildings and facilities unless approved by the Commonwealth in writing;

(c)	for any activities for which the Participants have previously been funded, or are currently being funded by the Commonwealth Government or a State or Territory government either directly or indirectly through any other funding scheme;

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(d)	to reimburse a Participant for the costs associated with existing staff or other resources committed by the Participant to the Project as in-kind contributions under this Agreement;

(e)	to pay a Participant for the indirect support costs of research in relation to cash-funded Project staff located in their organisation; or

(f)	for the indirect support costs of research conducted overseas.

5.8	When CRC-P Funds cannot be used

(a)	Without limiting any other right or remedy of the Lead Participant, the Lead Participant may by Notice direct a Participant not to spend CRC-P Funds if the Lead Participant receives a notice from the Commonwealth under clause 9.3 of the Funding Agreement.

(b)	A Participant must not spend any CRC-P Funds after the Lead Participant issues Notice under clause 5.8(a) unless and until the Commonwealth notifies the Lead Participant otherwise and the Lead Participant, in turn, notifies the Participant accordingly.

6.	Repayment

6.1	Misspent funds

The Lead Participant is entitled to recover from a Project Partner any amount of money which has been spent by that Project Partner which:

(a)	in the Lead Participant’s opinion, was spent other than in accordance with this Agreement; or

(b)	the Commonwealth has recovered from the Lead Participant in accordance with clauses 15.3(h), 10.1 or 10.2 of the Funding Agreement.

6.2	At the end of the Agreement Period

After the end of this Agreement, the Lead Participant is entitled to recover from the CRC-P Funds any funds which had been paid to a Project Partner in accordance with clause 5.2 and which have not been spent, or legally committed for expenditure by a Project Partner in accordance with this Agreement and payable by the Participant as a current liability (written evidence of which will be required).

6.3	Repayment Notice

(a)	The Lead Participant may give a Project Partner a Notice requiring the Project Partner to repay to the Lead Participant (or deal with as specified by the Lead Participant) an amount which the Lead Participant is entitled to recover under clause 6.1 and 6.2.

(b)	If the Lead Participant gives a Notice under clause 6.3(a), the Project Partner must repay the amount specified in the Notice in full (or deal with it as specified by the Lead Participant) within 30 days of the date of the Notice.

6.4	UNSW Reconciliation

(a)	If, following the end of this Agreement for any reason other than breach of the Agreement by UNSW, UNSW has received less than the Expected Funding from the CRC-P Funds during the Agreement Period, the Lead Participant will:

(i)	issue Notice to UNSW setting out the difference (if any) between the UNSW Paid Amount and the UNSW Committed Amount (Reconciliation Amount) within 30 days of the End Date; and

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(ii)	pay the Reconciliation Amount (if any) to UNSW within 30 days of the issue of the Notice in accordance with clause 6.4(a).

(b)	Any Reconciliation Amount paid by the Lead Participant to UNSW in accordance with this clause 6.4 must not be paid out of any CRC-P Funds.

7.	GST and R&D Tax Incentive

7.1	Construction

In this clause 7 words and expressions which are not defined in this Agreement but which have a defined meaning in the GST Law have the same meaning as in the GST Law.

7.2	Consideration GST exclusive

Unless otherwise expressly stated, all prices or other sums payable or consideration to be provided under this Agreement are exclusive of GST.

7.3	Payment of GST

(a)	If GST is payable by a supplier on any supply made under this Agreement, the recipient of the supply will pay to the supplier an amount equal to the GST payable on the supply, in addition to and at the same time that the consideration for the supply is to be provided under this Agreement.

(b)	The Parties acknowledge that they are registered for GST and will notify the other Parties if they cease to be registered for GST.

7.4	R&D Tax Incentive

To assist certain Participants claim the R&D Tax Incentive, the CRC-P must expend (or allocate) contributions from Participants on (or to) R&D activities, as defined under subdivision 355B section 355-20 of the Income Tax Assessment Act 1997 (Cth) and maintain records of the date when such expenditure on which R&D activities occurred.

8.	Confidentiality

8.1	Prohibition on disclosure

Subject to clause 8.3, each Participant must not:

(a)	without the prior written consent of the relevant Participant, disclose that Participant’s Confidential Information to a third party or use such Confidential Information other than for the purpose of the Project; and

(b)	without the prior written consent of the Commonwealth, disclose any Commonwealth Confidential Information obtained through Project-related activities to a third party or use such Confidential Information other than for the purpose of the Project.

8.2	Advisers and third parties

The Participants agree that, following a request from the Commonwealth, each Participant must provide the Lead Participant with a written undertaking from each Participant’s Personnel relating to the use and non-disclosure of the Commonwealth’s Confidential Information in the form approved by the Commonwealth.

Confidential material omitted and filed separately with the Commission.

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8.3	Exceptions to obligations

The obligations on each Party under clause 8.1 will not be taken to have been breached to the extent that Confidential Information of the other Parties or Confidential Information of the Commonwealth:

(a)	is disclosed by a Party to its advisers or employees solely in order to comply with obligations, or to exercise rights, under this Agreement;

(b)	is disclosed to a Party’s internal management personnel, solely to enable effective management or auditing of activities related to this Agreement;

(c)	is required by Law or rules of a financial market on which a Party or a Related Entity of a Party is listed, to be disclosed;

(d)	is disclosed to the Commonwealth for the purposes of the Project, the CRC Programme or as otherwise provided for under the exceptions listed in clause 20.4 of the Funding Agreement;

(e)	is in the public domain otherwise than due to a breach of this Agreement; and

(f)	is independently received from a third party who is free to disclose it.

8.4	Obligation on disclosure

Where a Party discloses Confidential Information of a Party or Confidential Information of the Commonwealth to another person, pursuant to clauses 8.3(a) or (b), the disclosing party must:

(a)	notify the receiving person that the information is Confidential Information;

(b)	not provide the information unless the receiving person agrees to keep the information confidential; and

(c)	including, in the case of Commonwealth Confidential Information, the receiving person must give the Commonwealth a legally binding undertaking to that effect in the form approved by the Commonwealth.

8.5	Additional confidential information

(a)	The Parties may agree in writing during the Agreement Period that certain additional information is to constitute Confidential Information for the purposes of this Agreement.

(b)	Where the Parties agree in writing during the Agreement Period that certain additional information is to constitute Confidential Information for the purposes of this Agreement, this documentation is incorporated into, and becomes Confidential Information under this Agreement, on the date by which both Parties have signed this documentation.

8.6	Confidential Information in Agreement Material

For the avoidance of doubt, for the purposes of this Agreement:

(a)	all Agreement Material, other than Technical Assay Material, will be the “Confidential Information” of the Lead Participant;

(b)	all Technical Assay Material will be the “Confidential Information” of UNSW; and

(c)	each Party may make use of its own Confidential Information as it sees fit and without restriction under this Agreement.

Confidential material omitted and filed separately with the Commission.

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8.7	Period of confidentiality

The obligations under this clause 8 continue, notwithstanding the expiry or termination of this Agreement:

(a)	in relation to an item of information described in item 6 of Schedule 1, for the period set out in that Schedule in respect of that item; and

(b)	in relation to any information which the Parties agree in writing after the date of this Agreement is to constitute Confidential Information for the purposes of this Agreement, for the period agreed by the Parties in writing in respect of that information. If there is no agreement in writing with respect to period in which certain information is to constitute Confidential Information for the purposes of this Agreement it will be taken that that information is to constitute Confidential Information in perpetuity until that information is made public other than through a breach of this Agreement or other confidentiality obligation.

8.8	No reduction in privacy obligations

The Participants agree that nothing in this Agreement derogates from any obligation which any Party may have under the Privacy Act 1988 (Cth) as amended from time to time, in relation to the protection of ‘personal information’ as defined in that Act or information that is protected by the Census and Statistics Act 1905 (Cth), or any other Law requiring secrecy or confidentiality in dealing with information.

8.9	Return of information

(a)	Subject to clause 8.9(c), the Participants agree that at the request of the Commonwealth or on the expiry or termination of the Funding Agreement, each Participant must promptly return all of the Commonwealth’s physical and written records containing Confidential Information, and all documentation relating to that Confidential Information (including copies), to the Commonwealth in a form reasonably requested by the Commonwealth. Alternatively, the Participants agree that if requested by the Commonwealth, each Participant must destroy such items in the manner specified by the Commonwealth and promptly certify to the Commonwealth in writing that it has done so.

(b)	Subject to clause 8.9(c), at the request of a Participant or on the expiry or termination of this Agreement, each other Participant must promptly return all of the requesting Participant’s Confidential Information, and all documentation relating to that Confidential Information (including copies).

(c)	A Participant may retain copies of Confidential Information:

(i)	required to comply with Law or the rules of any financial market on which a Participant, or a Related Entity of the Participant, is listed; and/or

(ii)	included in any accounts, notices, agendas, submissions, memoranda, board papers and minutes for the board of the Participant.

9.	Publication policy

(a)	All Participants recognise and support the desire to Publish and disclose aspects of the Agreement Material that advance scientific knowledge in journals or public meeting presentations.

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(b)	In order for a Project Partner or its Personnel to Publish Novogen Material for any purpose other than reports to the Commonwealth under the Funding Agreement it is accepted that:

(i)	the applicant seeking to Publish will submit the proposed disclosure documents to the Lead Participant at least 30 days before the proposed disclosure date;

(ii)	the Lead Participant will complete its review of the disclosure within the 30-day review period; and

(iii)	if, during the review period, the Lead Participant notifies the applicant that:

(A)	it aims to file patent applications on any inventions disclosed in the documents or register any other intellectual property protections, then the applicant will defer disclosure for up to a total of 90 days from such Notice being received from the Lead Participant; and

(B)	the Publication includes any reference to the Lead Participant’s Confidential Information, then subject to clause 9(d), the applicant party must remove such Confidential Information from the Publication prior to Publishing the relevant work.

(c)	In order for a Lead Participant or ICP Firefly or its Personnel to Publish Technical Assay Material for any purpose other than reports to the Commonwealth under the Funding Agreement it is accepted that:

(i)	the applicant seeking to Publish will submit the proposed disclosure documents to UNSW at least 30 days before the proposed disclosure date;

(ii)	UNSW will complete its review of the disclosure within the 30-day review period; and

(iii)	If, during the review period, UNSW notifies the applicant that:

(A)	it aims to file patent applications on any inventions disclosed in the documents or register any other intellectual property protections, then the applicant will defer disclosure for up to a total of 90 days from such Notice being received from UNSW; and

(B)	the Publication includes any reference to UNSW’s Confidential Information, then subject to clause 9(d), the applicant seeking to Publish must remove such Confidential Information from the Publication prior to Publishing the relevant work.

(d)	If a Student thesis includes Confidential Information, notwithstanding any other provision of this Agreement:

(i)	the thesis may be distributed to the candidate’s examiners, on a confidential basis; and

(ii)	copies of the thesis will be maintained only in the “restricted” section of the library of the educational institution of which the candidate is a student for a period of 12 months from the date of the award of the degree.

(e)	Any Publication (including any Student Publication) must acknowledge the support of the Commonwealth in accordance with clause 3.9.

Confidential material omitted and filed separately with the Commission.

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10.	Protection of personal information

10.1	Definitions

In this clause 10 and Schedule 6:

(a)	the terms ‘agency’, ‘Australian Privacy Principle’ (APPs), ‘APP privacy policy’ and ‘Australian Privacy Principle Code’ (APP code) have the same meaning as they have in section 6 of the Privacy Act 1988 (Cth) (Privacy Act) , and ‘personal information’, which also has the meaning it has in section 6 of the Privacy Act, means:

‘information or an opinion about an identified individual, or an individual who is reasonably identifiable whether the information or opinion is true or not and whether the information or opinion is recorded in a material form or not’.

(b)	‘Privacy Laws’ means all Laws relating to the privacy, confidentiality or use of any information about individuals, including the Privacy Act.

10.2	Application of this clause

(a)	Where the Participant deals with personal information provided by the Commonwealth for the purpose of completing the Project under this Agreement the terms of Schedule 6 will apply with respect to that personal information.

(b)	Where the Participant deals with personal information provided for the purpose of completing the Project under this Agreement, other than information provided by the Commonwealth, the terms of clause 10.3 will apply with respect to that personal information.

10.3	Personal Information other than Commonwealth provided Personal Information

(a)	Each Party must:

(i)	comply with all Privacy Laws for the collection, storage, use and disclosure of personal information as required in order for the Parties to comply with their obligations under this Agreement;

(ii)	not do anything with any personal information collected by it in connection with this Agreement that will cause any other Party to breach any Privacy Laws; and

(iii)	co-operate with each other Party to resolve any privacy complaint by any person.

(b)	Each Party will be responsible for determining and monitoring its own compliance with all applicable Privacy Laws.

(c)	Each Party will indemnify each other Party for any claims, loss or damage the indemnified party may incur as a result of the indemnifying party’s failure to comply with any obligation under this clause 10.3 or any requirements under Privacy Laws.

11.	Insurance

11.1	Obligation to maintain insurance

In connection with the Project, each Participant must have and maintain:

(a)	workers’ compensation insurance for an amount required by the relevant State or Territory legislation;

(b)	public liability insurance for an adequate amount per claim, or occurrence giving rise to a claim, in respect of activities undertaken under this Agreement (where occurrence means either a single occurrence or a series of occurrences if these are linked or occur in connection with one another from one original cause, as the case may be);

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(c)	insurance over any Asset acquired pursuant to clause 14 of the Funding Agreement for its full replacement value; and

(d)	any other insurance required by Law or by the Commonwealth (acting reasonably).

11.2	Certificates of Currency

Each Participant must, within 10 Business Days of a request from the Commonwealth or other Participants, provide a current relevant confirmation of insurance documentation from its insurers or insurance brokers certifying that it has insurance as required by clause 11.1.

11.3	Self-Insurance or other protection

Proof of adequate levels of self-insurance or other protection by a Party are acceptable as an alternative to the insurances required under clause 11.1.

12.	Work health and safety

Each Participant must:

(a)	ensure the Project is undertaken in a safe manner;

(b)	ensure that their Personnel do not, by act or omission, place the Commonwealth in breach of its obligations under the WHS Laws; and

(c)	ensure that their Personnel, if using or accessing the Commonwealth’s premises or facilities, comply with all reasonable instructions, directions, policies and procedures relating to work health and safety in operation at those premises or facilities whether specifically drawn to the attention of the Participant or which might reasonably be inferred from the circumstances.

13.	Conflict of Interest

13.1	Warranty

Each Participant warrants that, to the best of its knowledge after making diligent inquiry, at the date of signing this Agreement, no conflict of interest exists or is likely to arise in the performance of its obligations under this Agreement.

13.2	Notification of a conflict of interest

If, during the Agreement Period, a conflict of interest arises, or appears likely to arise, each Participant must:

(a)	notify the Lead Participant or the Commonwealth immediately in writing;

(b)	make full disclosure of all relevant information relating to the conflict; and

(c)	take such steps as the Commonwealth or the Lead Participant requires to resolve or otherwise deal with the conflict.

Confidential material omitted and filed separately with the Commission.

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14.	Books and records

14.1	Participant to keep books and records

Each Participant must:

(a)	keep adequate books and records, in accordance with Accounting Standards, in sufficient detail to enable:

(i)	all receipts and payments related to the Project to be identified and reported in accordance with this Agreement; and

(ii)	the amounts payable by the Commonwealth under the Funding Agreement to be determined; and

(b)	retain for a period of seven years after the expiry or termination of this Agreement, all books and records relating to the Project.

14.2	Reports

On or before the last day of each Quarter during the Agreement Period, each Project Partner must provide to the Lead Participant, an itemised report for the previous Quarter of:

(a)	all money received from the Lead Participant and all expenditure associated with the Project, detailed as against each head of expenditure;

(b)	an overview of any Milestones and Outcomes achieved in that Quarter, and/or an evaluation of progress in achieving upcoming scheduled Milestones;

(c)	a list of any changes to Project Partner structure/ownership/involvement, Agreement Material, key personnel or other matters which could affect compliance with this Agreement;

(d)	a report in respect of that Quarter on the in-kind contributions (staff and non-staff in-kind) contributed to the Project by the Project Partner; and

(e)	a declaration by the Project Partner certifying the accuracy of the particulars provided under paragraphs (a) to (d), including a statement that the CRC-P Funds have been expended only for the Project and otherwise in accordance with this Agreement.

14.3	Costs

Each Participant must bear its own costs of complying with this clause 14.

15.	Monitoring progress

(a)	The Project Partners will provide reasonable assistance and information in relation to the Project in order for the Lead Participant to meet with the Commonwealth to discuss any issues in relation to the Project (at the times and dates required by the Commonwealth).

(b)	The Project Partners must provide the Lead Participant with all reasonable assistance and information required for the Lead Participant to complete the reports required to be submitted to the Commonwealth in accordance with the Funding Agreement.

(c)	If the Commonwealth conducts a review of the CRC Project in accordance with the Funding Agreement the Project Partners must provide all reasonable assistance to the Lead Participant for the Lead Participant to respond to such review, or take any action required pursuant to such review including (where applicable):

(i)	undertaking any evaluation of the:

(A)	performance of the CRC Project; and

(B)	conduct of the Project;

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(ii)	completing surveys, questionnaires and other evaluation procedures related to the performance of the Project Partners, the CRC-P or the Programme;

(iii)	preparation of reports reasonably required by the Commonwealth; and

(iv)	responding to reasonable requests of the Commonwealth and providing information reasonably required by the Commonwealth.

16.	Participants audit and access

(a)	Each Project Partner must ensure that authorised representatives of the Lead Participant have full access to each of its premises used for the conduct of the Project during ordinary business hours for the purpose of generally ensuring compliance with the requirements of the Project and this Agreement, provided that the Lead Participant provides at least 5 Business Day’s Notice. Such authorised representatives may examine and copy any books and records maintained in relation to the performance of the Project conducted at that premises.

(b)	The Lead Participant will allow the authorised representatives of each Project Partner to examine any books and records maintained by the Lead Participant relation to the performance of the Project conducted at its premises during ordinary business hours provided that the Project Partner provides at least 5 Business Day’s Notice.

17.	Commonwealth audit and access

17.1	Right to conduct audits

The Participants agree that the Commonwealth, or a representative of the Commonwealth, may conduct audits relevant to the performance of a Participant’s obligations under this Agreement. Audits may be conducted of:

(a)	the Assets;

(b)	the Participant’s operational practices and procedures as they relate to this Agreement or the Funding Agreement;

(c)	the accuracy of the Participant’s invoices and reports;

(d)	the Participant’s compliance with its confidentiality and privacy obligations under this Agreement;

(e)	Material (including books and records) in the possession of the Participant relevant to the Project or this Agreement; and

(f)	any other matters determined by the Commonwealth to be relevant to the Project or this Agreement.

17.2	Access by the Commonwealth

(a)	The Participants agree that the Commonwealth, or a representative of the Commonwealth, may, at reasonable times and on giving reasonable Notice to the Participants:

(i)	access the premises of the Participants to the extent relevant to the performance of this Agreement;

(ii)	require the provision by the Participants or its Personnel of records and information in a data format and storage medium accessible by the Commonwealth by use of the Commonwealth’s existing computer hardware and software;

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(iii)	inspect and copy documentation, books and records, however stored, in the custody or under the control of the Participants or its Personnel; and

(iv)	require assistance in respect of any inquiry into or concerning the Project or this Agreement. For these purposes, an inquiry includes any administrative or statutory review, audit or inquiry (whether within or external to the Department of Industry, Innovation and Science), any request for information directed to the Commonwealth, and any inquiry conducted by Parliament or any Parliamentary committee.

(b)	The Participants agree that they will provide access to their computer hardware and software to the extent necessary for the Commonwealth to exercise its rights under this clause 17, and provide the Commonwealth with any reasonable assistance requested by the Commonwealth to use that hardware and software.

17.3	Auditor-General and the Australian Information Commissioner

The Participants agree that the rights of the Commonwealth under clause 17.2(a)(i) to 17.2(a)(iii) apply equally to the Auditor General or a delegate of the Auditor-General, or the Australian Information Commissioner or a delegate of the Australian Information Commissioner, for the purpose of performing the Auditor-General’s or Australian Information Commissioner’s statutory functions or powers.

17.4	Participants to comply with Auditor-General’s requirements

Each Participant must do all things necessary to comply with the Auditor-General’s or his or her delegate’s or the Australian Information Commissioner’s or his or her delegate’s requirements, notified to the Participant under clause 17.2, provided such requirements are legally enforceable and within the power of the Auditor-General, the Australian Information Commissioner, or his or her respective delegate.

17.5	No reduction in responsibility

The requirement for, and participation in, audits does not in any way reduce each Participant’s responsibility to perform their obligations in accordance with this Agreement.

17.6	Subcontractor requirements

Each Participant must ensure that any subcontract entered into for the purpose of this Agreement contains an equivalent clause granting the rights specified in this clause 17.

17.7	No restriction

The Participants agree that nothing in this Agreement reduces, limits or restricts in any way any function, power, right or entitlement of the Auditor-General or a delegate of the Auditor-General or the Australian Information Commissioner or a delegate of the Office of the Australian Information Commissioner. The Participants agree that the rights of the Commonwealth under this Agreement are in addition to any other power, right or entitlement of the Auditor-General or a delegate of the Auditor-General or the Australian Information Commissioner or a delegate of the Australian Information Commissioner.

17.8	Costs

Unless otherwise agreed in writing, the Participants must bear their own costs of any reviews and/or audits by the Commonwealth.

Confidential material omitted and filed separately with the Commission.

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18.	False or misleading information

Each Participant:

(a)	acknowledges that giving false or misleading information to the Commonwealth is a serious offence under section 137.1 of the Criminal Code Act 1995 (Criminal Code); and

(b)	must ensure that all of its Personnel engaged in connection with this Agreement acknowledges the information contained in this clause.

Note: Under section 137 of the Criminal Code giving false or misleading information to a Commonwealth entity is an offence, but only if the Commonwealth entity took reasonable steps to inform the person of the offence.

19.	Safe and Ethical Research

When research in Australia is conducted on or involving humans or animals, each Participant will support the CRC-P in meeting its obligations in regards to compliance with safe and ethical research by ensuring that:

(a)	the research complies with, and observes, all relevant ethics codes and guidelines adopted by the National Health and Medical Research Council, the Office of the Gene Technology Regulator and all other relevant regulatory agencies operating in Australia and any place in which the research is being conducted being codes and guidelines in force from time to time during the Agreement Period, including requirements to obtain prior approval in writing (including from any relevant ethics committee) that the research to be undertaken is so compliant;

(b)	one or several higher education institution(s), or Commonwealth or State research organisation(s), or medical institution(s) with a relevant ethics committee constituted in accordance with the codes and guidelines referred to in clause 20(a) is engaged to oversee all ethical clearances which may be required under those codes and guidelines;

(c)	when conducting research in Australia which involves the use of ionising radiation, that persons performing procedures involving ionising radiation are appropriately trained and hold a relevant current licence from the appropriate State authority; and

(d)	whenever reasonably required by the Lead Participant, a Project Partner will promptly furnish written evidence of compliance with the requirements of this clause 19.

20.	Responsible conduct of research

(a)	Each Participant must ensure that the research conducted by it conforms to the principles outlined in the following and successor documents:

(i)	the NHMRC/ARC/UA Australian Code for the Responsible Conduct of Research (2007); and

(ii)	if applicable, the NHMRC/ARC/AVCC National Statement on Ethical Conduct in Human Research (2007).

(b)	Each Participant agrees that it will:

(i)	promote the responsible conduct of research;

Confidential material omitted and filed separately with the Commission.

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(ii)	maintain high standards of responsible research;

(iii)	report research responsibly;

(iv)	respect all research participants;

(v)	respect animals used in research;

(vi)	respect the environment; and

(vii)	report research misconduct.

(c)	Each Participant must have procedures in place for dealing with instances of suspected or alleged research misconduct which are consistent with the codes and guidelines referred to in clause 20(a).

21.	Survival

The following clauses survive the expiry or termination of this Agreement:

(a)	Clause 3.1(h) (General Obligations);

(b)	Clause 3.4 (Subcontract)

(c)	Clause 3.9 (Acknowledgement of support);

(d)	Clause 4 (Intellectual Property Rights);

(e)	Clause 6 (Repayment);

(f)	Clause 8 (Confidentiality);

(g)	Clause 9 (Publication Policy);

(h)	Clause 10 (Protection of personal information);

(i)	Clause 11 (Insurance);

(j)	Clause 14 (Books and records) for a period of seven years from the expiry or termination of the Funding Agreement;

(k)	Clause 16 (Participant Audit and Access) for a period of seven years from expiry or termination of the Funding Agreement;

(l)	Clause 17 (Commonwealth Audit and access) for a period of seven years from the expiry or termination of the Funding Agreement, and

(m)	Clause 24 (Agreement Period and Termination),

together with any provision of this Agreement which expressly or by implication from its nature is intended to survive the expiry or termination of this Agreement.

22.	Changes to the Agreement

No agreement or understanding varying this Agreement shall be legally binding unless it is signed in writing by all Parties.

23.	Relationship to the Funding Agreement

(a)	Nothing in this Agreement will reduce or otherwise affect the obligations of the Lead Participant under the Funding Agreement. In the event of any inconsistency between this Agreement and the Funding Agreement, the Funding Agreement takes precedence.

Confidential material omitted and filed separately with the Commission.

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(b)	Notwithstanding any other provision of this Agreement, the Parties acknowledge and agree that if any funding is reduced or suspended under the Funding Agreement, any amount payable under this Agreement will be correspondingly reduced or suspended.

24.	Agreement Period and Termination

24.1	Agreement Period

This Agreement commences on the Commencement Date and will end on the later of:

(a)	31st December 2020; or

(b)	the date on which all reporting requirements relating to the Project under the Funding Agreement have been met,

unless otherwise terminated in accordance with this Agreement.

24.2	Change of Project Partner

(a)	Subject to clause 24.2(c), the Lead Participant may, acting reasonably, elect to remove from the Project a Project Partner by providing written Notice to that Project Partner, with a copy to all other Project Partners and the Commonwealth.

(b)	A change of Project Partners is subject to the Lead Participant gaining the Commonwealth’s approval under clause 5.7 of the Funding Agreement.

(c)	The Lead Participant may remove a Project Partner from the Project with immediate effect by written Notice to the Project Partner, if:

(i)	the Project Partner breaches any provision of this Agreement and fails to remedy the breach within 14 days after receiving Notice requiring it to do so;

(ii)	the Project Partner breaches a provision of this Agreement which is not capable of remedy;

(iii)	the Project Partner persistently breaches a provision of this Agreement despite Notice of the breach;

(iv)	in the reasonable opinion of the Lead Participant, the Project Partner is not conducting the Project in a competent and diligent manner;

(v)	the Project Partner fails to notify the Lead Participant of a conflict of interest, or in the opinion of the Lead Participant, a conflict of interest exists which:

(A)	would prevent the Project Partner from performing its obligations under this Agreement; or

(B)	could prejudice the Utilisation of Agreement Material by the Lead Participant.

(vi)	the Lead Participant is unable to obtain Contributions from the Project Partner in accordance with Schedule 3, or obtain them in time to provide for the Outcomes, activities or Milestones as outlined in the Schedule 2;

(vii)	the Project Partner rejects the Lead Participant’s reasonable request for a Work Order on 3 or more occasions;

Confidential material omitted and filed separately with the Commission.

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(viii)	the Project Partner does not comply with a Commonwealth direction, requiring the Project Partner to comply with any obligation owed to the Commonwealth under this Agreement; or

(ix)	an event specified in clause 24.2(d) occurs.

(d)	The Project Partner must notify the Lead Participant immediately if:

(i)	there is any change in the direct or indirect beneficial ownership or control of the Project Partner;

(i)	the Project Partner disposes of the whole or any part of its assets, operations or business other than in the ordinary course of business;

(ii)	the Project Partner ceases to carry on business;

(iii)	the Project Partner ceases to be able to pay its debts as they become due;

(iv)	proceedings are initiated with a view to obtaining an order for the winding up of the Project Partner, or any person convenes a meeting for the purpose of considering or passing any resolution for the winding up of the Project Partner;

(v)	the Project Partner applies to come under, the Project Partner receives a notice requiring it to show cause why it should not come under, an order has been made for the purpose of placing the Project Partner under, or the Project Partner otherwise comes under one of the forms of external administration referred to in Chapter 5 of the Corporations Act 2001 (Cth) or Chapter 11 of the Corporations (Aboriginal and Torres Strait Islander) Act 2006 (Cth) or equivalent provisions in State or Territory legislation in relation to incorporated associations;

(vi)	the Project Partner being a natural person is declared bankrupt or assigns his or her estate for the benefit of creditors;

(vii)	where the Project Partner is a partnership, any step is taken to dissolve that partnership; or

(viii)	anything analogous to an event referred to in clause 24.2(d)(iv) – (vii) occurs in relation to the Project Partner.

24.3	Withdrawal of a Project Partner from the Agreement

(a)	A Project Partner may, acting reasonably, submit a request to withdraw from the Agreement by providing written Notice to the Lead Participant, with a copy to all other Project Partners and the Commonwealth if:

(i)	the Lead Participant or other Project Partner is in material breach of this Agreement, and such breach has not been rectified within 30 days of Notice of the breach or the breach is incapable of remedy;

(ii)	an event referred to in clause 24.2(d)(iii) – (viii) occurs in relation to the Project Partner;

(iii)	the Lead Participant:

(A)	ceases to carry on business; or

(B)	ceases to be able to pay its debts as they become due;

(iv)	proceedings are initiated with a view to obtaining an order for the winding up of the Lead Participant, or any person convenes a meeting for the purpose of considering or passing any resolution for the winding up of the Lead Participant; or

Confidential material omitted and filed separately with the Commission.

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(v)	the Lead Participant applies to come under, or receives a notice requiring it to show cause why it should not come under, an order has been made for the purpose of placing the Lead Participant under, or the Lead Participant otherwise comes under one of the forms of external administration referred to in Chapter 5 of the Corporations Act 2001 (Cth) or Chapter 11 of the Corporations (Aboriginal and Torres Strait Islander) Act 2006 (Cth) or equivalent provisions in State or Territory legislation in relation to incorporated associations.

(b)	If a Project Partner requests withdrawal in accordance with clause 24.3(a), the Lead Participant must apply to the Commonwealth for the Project Partner to be removed in accordance with clause 5.7 the Funding Agreement.

(c)	If the Commonwealth agrees to remove the Project Partner in accordance with clause 5.7 the Funding Agreement, the Lead Participant will give Notice to the Project Partners, and the relevant Project Partner will be automatically removed.

24.4	Consequences of removal of a Project Partner

(a)	If a Project Partner is removed from the Project pursuant to clause 24.2 or 24.3, this Agreement will continue as between the Lead Participant and remaining Project Partner.

(b)	If a Project Partner is removed from the Project pursuant to clause 24.2 or 24.3, it:

(i)	is not entitled to reimbursement of any costs incurred as a result of removal;

(ii)	must assign its share of ownership of the Agreement Material and all Intellectual Property Rights in such material in accordance with Schedule 5 or as otherwise agreed in writing by the Participants; and

(iii)	grants to the other Participants and Commonwealth a world-wide, irrevocable, perpetual royalty–free non-exclusive licence (including the right to sublicense) to use, reproduce, adapt, modify and communicate any of its Pre-existing Material or Third Party Material provided for the purpose of the Project subject to any limitations provided in clause 4.1(h) and (i);

(c)	Removal will not affect the enforceability of any rights or obligations accrued under this Agreement which survive termination.

(d)	From the date of removal, the Lead Participant will cease to be liable to pay or provide to the removed Project Partner any monies due under this Agreement, except to the extent those monies have been legally committed for expenditure by the Project Partner in accordance with this Agreement and are payable by the Project Partner as a current liability (written evidence of which will be required) before the date on which the Project Partner receives Notice of the removal.

(e)	From the date of removal, the removed Project Partner will cease to be liable to make any Contribution to the Project scheduled to be made after the removal date.

(f)	From the date of removal, the Lead Participant is entitled to recover from the removed Project Partners any CRC-P Funds provided by the Lead Participant to a Project Partner which have not been spent, or legally committed for expenditure by the Project Partner in accordance with this Agreement and payable by the Project Partner as a current liability (written evidence of which will be required) by the date the Project Partner receives the Notice of termination; and

Confidential material omitted and filed separately with the Commission.

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24.5	Termination of this Agreement for default

The Lead Participant may terminate this Agreement with immediate effect by written Notice to the other Project Partners if any of the events detailed in clauses 24.2(c)(i) to (viii) occur.

24.6	Termination by Notice

The Lead Participant may terminate this Agreement with immediate effect by written Notice where the Commonwealth terminates the Funding Agreement.

24.7	Suspension

If the Commonwealth suspends payment of the Funds in accordance with the Funding Agreement, the Parties must continue to comply with the terms of this Agreement.

24.8	Consequences of termination– Intellectual Property

If the Lead Participant terminates this Agreement under clause 24.5 or 24.6, all Participants must assign their share of ownership of the Agreement Material and all Intellectual Property Rights in such material in accordance with Schedule 5.

24.9	Other consequences of termination

If the Lead Participant terminates this Agreement under clause 24.5 or 24.6:

(a)	termination will not affect the enforceability of any rights or obligations accrued under this Agreement which survive termination;

(b)	the Lead Participant is not obliged to pay to the Project Partners any outstanding amount of the monies due under this Agreement, except to the extent that those monies have been legally committed for expenditure by the Project Partner in accordance with this Agreement and payable by the Project Partner as a current liability (written evidence of which will be required) by the date the Project Partner receives the Notice of termination;

(c)	as of the date the Project Partners receive the Notice of termination, the Participants will cease to be liable to make further Contributions to the Project; and

(d)	the Lead Participant is entitled to recover from Project Partners any CRC-P Funds provided by the Lead Participant to a Project Partner which have not been spent, or legally committed for expenditure by the Project Partner in accordance with this Agreement and payable by the Project Partner as a current liability (written evidence of which will be required), by the date the Project Partner receives the Notice of termination.

25.	Liability and Indemnity

25.1	Indemnity

Each Project Partner will at all times indemnify, hold harmless and defend the Lead Participant, its officers and employees (referred to in this clause 25 as “those indemnified”) from and against any loss or liability, including:

(a)	loss arising from loss of, or damage to, property of the Commonwealth;

(b)	claims by any person in respect of personal injury or death;

(c)	claims by any person in respect of loss of, or damage to, any property; and

(d)	costs and expenses including the costs of defending or settling any claim referred to in clause 25.1(b) or clause 25.1(c),

Confidential material omitted and filed separately with the Commission.

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arising out of or as a consequence of the Project Participant’s (or its Personnel’s):

(a)	use or disposal of Assets;

(b)	infringement, or alleged infringement, of the Intellectual Property Rights of any person;

(c)	actual, likely or threatened breach of its obligations relating to Confidential Information or personal information; or

(d)	without limiting the preceding paragraphs, breach of this Agreement, or negligence or wrongful or unlawful act or omission.

The Project Partner’s liability to indemnify those indemnified under clause 25 will be reduced proportionally to the extent that any negligent act or omission of those indemnified contributed to the loss.

25.2	Consequential loss

The Lead Participant is not liable to any Project Partner or to any other person for any indirect, incidental, special or consequential loss or damage, loss of profits or anticipated profits, economic loss, loss of business opportunity, loss of data or loss or damage resulting from wasted management time irrespective of whether:

(a)	the loss or damage is caused by or relates to breach of contract, statute, tort (including negligence) or otherwise; or

(b)	the Parties or any other person previously were notified of the possibility of the loss or damage.

25.3	Maximum liability

The Lead Participant’s maximum liability under this Agreement will be capped at an aggregate of XXXX.

26.	Dispute resolution

26.1	No arbitration or court proceedings

If a dispute arises in relation to the conduct of this Agreement (Dispute), a Party must comply with this clause 26 before starting arbitration or court proceedings except proceedings for urgent interlocutory relief. After a Party has sought or obtained any urgent interlocutory relief, that Party must follow this clause 26.

26.2	Notification

A Party claiming a Dispute has arisen must give the other Parties to the Dispute Notice setting out details of the Dispute.

26.3	Parties to resolve Dispute

During the 14 days after a Notice is given under clause 26.2 (or longer period if the parties to the Dispute agree in writing), each party to the Dispute must use its reasonable efforts through a meeting of CEOs (or their nominees) to resolve the Dispute. If the parties cannot resolve the Dispute within that period, they must refer the Dispute to a mediator if one of them requests.

26.4	Appointment of mediator

If the parties to the Dispute cannot agree on a mediator within seven days after a request under clause 26.3, the chairperson of the Resolution Institute or the chairperson’s nominee will appoint a mediator.

Confidential material omitted and filed separately with the Commission.

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26.5	Role of mediator and obligations of parties

The role of a mediator is to assist in negotiating a resolution of the Dispute. A mediator may not make a binding decision on a party to the Dispute except if the party agrees in writing. Unless agreed by the mediator and parties, the mediation must be held within 21 days of the request for mediation in clause 26.3. The parties must attend the mediation and act in good faith to genuinely attempt to resolve the Dispute.

26.6	Confidentiality

Any information or documents disclosed by a party under this clause 26:

(a)	must be kept confidential; and

(b)	may only be used to attempt to resolve the Dispute.

26.7	Costs

Each party to a Dispute must pay its own costs of complying with this clause 26. The parties to the Dispute must equally pay the costs of any mediator.

26.8	Termination of process

A Party to a Dispute may terminate any mediation process commenced under this clause 26 by giving Notice to each other party provided it has otherwise complied with this clause 26. Clauses 26.6 and 26.7 survive termination of the mediation process.

27.	Notices and other communications

27.1	Service of Notices

A Notice must be:

(a)	in writing, in English and signed by a person duly authorised by the sender; and

(b)	hand delivered or sent by prepaid post or by electronic means (facsimile or email) to the Participant address for Notices specified in item 8 of Schedule 1, as varied by any Notice given by the Participant.

27.2	Effective on receipt

A Notice given in accordance with clause 27.1 takes effect when it is taken to be received (or at a later time specified in it), and is taken to be received:

(a)	if hand delivered, on delivery;

(b)	if sent by prepaid post, on the second Business Day after the date of posting (or on the seventh Business Day after the date of posting if posted to or from a place outside Australia);

(c)	if sent by facsimile, when the sender’s facsimile system generates a message confirming successful transmission of the entire Notice unless, within eight ordinary business hours after the transmission, the recipient informs the sender that it has not received the entire Notice; or

(d)	if sent by email, as provided under sections 14 and 14A of the Electronic Transactions Act 1999 (Cth),

but if the delivery, receipt or transmission is not on a Business Day or is after 5.00 pm on a Business Day, the Notice is taken to be received at 9.00am on the next Business Day.

Confidential material omitted and filed separately with the Commission.

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28.	Miscellaneous

28.1	No security

A Participant must not use any of the following as any form of security for the purpose of obtaining or complying with any form of loan, credit, payment or other interest, or for the preparation of, or in the course of any litigation:

(a)	the CRC-P Funds; or

(b)	any Assets or Agreement Material.

28.2	Nature of obligations

(a)	Any provision in this Agreement which binds more than one person binds all each of those persons severally and does not bind them jointly.

(b)	Each obligation imposed on a Party by this Agreement in favour of another is a separate obligation.

28.3	No adverse construction

This Agreement, and any provision of this Agreement, is not to be construed to the disadvantage of a party because that party was responsible for its preparation.

28.4	Approvals and consents

Except where this Agreement expressly states otherwise, a Party may, in its discretion, give conditionally or unconditionally or withhold any approval or consent under this Agreement.

28.5	Assignment and novation

A Party may only assign its rights or novate its rights and obligations under this Agreement with the prior written consent of the other party.

28.6	Costs

Each Party must pay its own costs of negotiating, preparing and executing this Agreement.

28.7	Counterparts

This Agreement may be executed in counterparts. All executed counterparts constitute one document.

28.8	No merger

The rights and obligations of the parties under this Agreement do not merge on completion of any transaction contemplated by this Agreement.

28.9	Entire agreement

This Agreement constitutes the entire agreement between the Parties in connection with its subject matter and supersedes all previous agreements or understandings between the Parties in connection with its subject matter.

28.10	Further action

Each Party must do, at its own expense, everything reasonably necessary (including executing documents) to give full effect to this Agreement and any transaction contemplated by it.

28.11	Severability

A term or part of a term of this Agreement that is illegal or unenforceable may be severed from this Agreement and the remaining terms or parts of the terms of this Agreement continue in force.

Confidential material omitted and filed separately with the Commission.

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28.12	Waiver

Waiver of any provision of or right under this Agreement:

(a)	must be in writing signed by the Party entitled to the benefit of that provision or right; and

(b)	is effective only to the extent set out in any written waiver.

A waiver of a breach does not operate as a waiver of any other breach.

28.13	Governing law and jurisdiction

This Agreement is governed by the law of the Australian Capital Territory and each party irrevocably and unconditionally submits to the non-exclusive jurisdiction of the courts of the Australian Capital Territory.

Confidential material omitted and filed separately with the Commission.

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Schedule 1 – CRC-P Details

Item number	Issue	Clause Reference	Details
1.	Project Title	Background A	Targeting Tropomyosin as a Novel Anti-Cancer Therapy

2.	Guidelines	1 and 3.1	The Cooperative Research Centres Programme Guidelines, and any related documentation developed to assist the management and administration of the CRC Programme, issued by the Commonwealth and as amended from time to time.

3.	Pre-existing Material	1 and 4.1

Lead Participant pre-existing material

All pre-existing data generated by the Lead Participant’s sponsored research in pursuit of tropomyosin binding compounds that are relevant to the aims of the Project.

All other techniques, know-how, software and materials (regardless of the form or medium in which they are disclosed or stored) that are provided by or on behalf of the Lead Participant for use in the Project.

Participant UNSW pre-existing material

All techniques, know-how, software and materials (regardless of the form or medium in which they are disclosed or stored) that are provided by or on behalf of UNSW for use in the Project.

Participant ICP Firefly pre-existing material

All techniques, know-how, software and materials (regardless of the form or medium in which they are disclosed or stored) that are provided by or on behalf of ICP Firefly for use in the Project.

4.	Third Party Material	1 and 4.1	None

5.	Intellectual Property/ Agreement Material	1 and 4.1	IP arrangements and Utilisation of Agreement Material are detailed in Schedule 5.

6.	Confidential Information	1 and 8	Lead Participant’s Confidential Information 1. The Participants Agreement (period of time: in perpetuity);

Confidential material omitted and filed separately with the Commission.

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2.      the Lead Participant’s Pre-existing Material; and

3.      All Novogen Material and reports required to be provided to the Commonwealth under the Funding Agreement.

For the Novogen Material and Pre-existing Material, the period of confidentiality persists until: (1) notified by the Lead Participant that the contents therein have sufficient intellectual property protection to ensure that disclosure could offer no detriment to commercial gain, or (2) notified by the Lead Participant that the contents therein are no longer subject to confidentiality because of prior disclosures or discontinuance of work on the subject matter; or (3) the information is otherwise publically available other than through breach of this Agreement or other confidentiality obligation.

UNSW’s Confidential Information

1.      UNSW’s Pre-existing Material;

2.      the Technical Assays Material; and

For the Technical Assays Material and Pre-existing Material, the period of confidentiality persists until: (1) notified by UNSW that the contents therein have sufficient intellectual property protection to ensure that disclosure could offer no detriment to commercial gain; or (2) notified by UNSW that the contents therein are no longer subject to confidentiality because of prior disclosures or discontinuance of work on the subject matter; or (3) the information is otherwise publically available other than through breach of this Agreement or other confidentiality obligation.

ICP Firefly Confidential Information

1.      ICP Firefly’s Pre-existing Material

For Pre-existing Material, the period of confidentiality persists until: (1) notified by ICP Firefly that the contents therein have sufficient intellectual property protection to ensure that disclosure could offer no detriment to commercial gain; or (2) notified by ICP Firefly that the contents therein are no longer subject to confidentiality because of prior disclosures or discontinuance of work on the subject matter; or (3) the information is otherwise publically available other than through breach of this Agreement or other confidentiality obligation.

Confidential material omitted and filed separately with the Commission.

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7.	Specified Personnel	Clause 1.1, 3.5	Novogen Dr S Palmer Program Director 0.8xFTE Dr J Hook UNSW Research Officer 1.0xFTE ICP Firefly Dr I Meyer-Carrive 0.1xFTE UNSW Australia Prof. P Gunning 0.1xFTE

8.	Notice details	Clause 27

Novogen:

Dr Stephen Palmer

Program Director

Novogen Ltd

PO BOX 2333

Hornsby Westfield

Hornsby NSW 1635

Suite 502

20 George Street

Hornsby NSW 2077

Email: stephen.palmer@novogen.com

UNSW:

Professor Peter Gunning

Head of School

School of Medical Sciences

Wallace Wurth East

University of New South Wales

Kensington NSW 2052

Email: p.gunning@unsw.edu.au

ICP Firefly:

Dr Isabelle Meyer-Carrive

Managing Director/CEO

129 Queen Street

Beaconsfield NSW 2015

Email: isabelle@icpfirefly.com.au

Confidential material omitted and filed separately with the Commission.

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Schedule 2 – Project Details

1.	Project Overview, Outcomes and impacts (clause 1 and 3.1)

Cancer therapies have a global market value of $50bn/year, growing 6%/annum with constant demand for new treatments. This project aims to provide improved chemotherapy for advanced metastatic disease through an Australian innovation to selectively destroy cancer cells using anti-tropomyosin (ATM) drugs. Prototype ATMs have demonstrated proof of concept in model systems but CRC-P investment is needed to perfect this technology and create a clinical product with high commercial value. The key activities include protein structure research and computer-aided modelling of the target protein, manufacture and screening of compounds designed to fit and to disrupt the function of the target protein, refinement of pharmaceutic properties and drug delivery methods, advancement to screening and testing in animal models of cancer to demonstrate evidence of efficacy and completion of all of the standard toxicology tests required for submission of an Investigational New Drug (IND) application to the FDA. The project outcomes will be a novel anti-cancer drug with a scalable manufacturing strategy, an established delivery route, an understanding of which cancer types are most susceptible to this drug (influencing clinical strategy) and a comprehensive portfolio of preclinical evidence supporting treatment of advanced metastatic disease. At project end, the drug will have all of the regulatory compliance data required for entry into clinical trials, with the aim of establishing clinical efficacy within a further 3 years (end of phase II) allowing subsequent licensing deals with multinational pharmaceutical companies to advance the product through phase III and on to market approval.

2.	Project activities

Tropomyosin proteins are divided into a diverse array of isoforms. For reasons that are not fully understood, but may relate to high turnover properties, cancer cells selectively develop a strong bias towards expression of the low molecular weight tropomyosin isoform Tpm3.1, on which they become dependent for survival. This provides a selective target for a novel form of anti-cancer treatment. All tropomyosins first form dimers and then assemble on the actin core through head-to-tail interactions. This interaction domain is a site of vulnerability that we will target by drug interference. Professor William Lehman (Boston University) is a world expert in the ultrastructure of the actin-tropomyosin polymer and will use combinations of protein structure research (e.g. X-ray crystallography) and computer-aided molecular analysis to develop a sophisticated model of the target site. Our Novogen chemistry experts will design libraries of organic molecules predicted to fit the target site and disrupt its normal function. These libraries will enter a screening cascade that begins with basic cell culture screens to determine the relative potential efficacy of each compound. At UNSW, high throughput screening and high-content microscopy systems will be used to test; (1) compound potency against multiple independent adult cancer cell lines, (2) on-target impact on microfilament depolymerisation using detection of actin filaments and computer-aided analysis, (3) potency of synergistic effects with a variety of pre-existing anti-cancer drugs to determine the potential utility of combination therapy and the potential to overcome resistance mechanisms. Flexible investigative studies will also be conducted to determine the binding dynamics and specificity of the compounds using functional biochemistry in cell-free systems. A selection of the top performing compounds will be submitted for in vitro predictive absorption, distribution, metabolism, excretion and toxicology (ADMET) analysis. All of these data will be collated for quantitative structure activity relationship (QSAR) analysis for further rounds of modelling, drug design, synthesis and screening. These cycles will continue until the structure is maximally refined to meet the expectations of the target product profile. Overlapping studies will advance selected lead candidates to preclinical formulation studies, efficacy testing in simple in vivo cancer models, drug delivery route analysis and maximum tolerated dosage analysis (at ICP Firefly). More sophisticated analyses of effects on tumour growth and metastasis will follow, using specialised cell lines that allow whole body imaging of cancer progression and animal cancer models that are based on patient-derived explants and orthotopic tumour development. During the final stage, a lead drug product will be selected from the top performing compounds and manufactured to GLP standards to undergo the battery of in vivo toxicity compliance testing necessary to support an IND application to the FDA.

Confidential material omitted and filed separately with the Commission.

Participants Agreement | CRC Project | Targeting Tropomyosin as a Novel Anti-Cancer Therapy	Page 43

3.	Milestones (clause 1 and 3.1)

No.	Milestone	Start Date	End Date

1.	Project Milestone Title	1st March 2017	31st August 2018
Anti-tropomyosin compound libraries designed and synthesized.
Description

By end date: a broad library of molecules that bind to tropomyosin 3.1 with specificity and the ability to disrupt its function in cells will be completed. The process is cyclical—feedback from the parallel in vitro screens (Milestone 2) will improve modelling and design, allowing refinement of the activity and pharmaceutical properties.

Methods: Protein structural research and computer-aided modelling (Boston University) will dictate design of the new chemical entities (Novogen chemists), which will be manufactured by contract chemists with a strong existing Novogen relationship (GVK Hyderabad).

2.	Project Milestone Title	1st March 2017	28th February 2019
Compound library in vitro screens completed
Description

By end date: a set of lead candidate compounds (5-10) from within the chemical library generated (Milestone 1) will have been selected, that have the most favourable (1) specificity (2) potency (3) synergy (4) pharmaceutic properties, with respect to the target product profile. This will permit advancement to the in vivo screens (Milestone 3).

Methods: High-content screens using cultured cancer cell lines (UNSW) will be used to assess impact of drugs on actin microfilaments, cell killing potency and synergy with pre-existing anti-cancer drugs. Cell-free systems will be used to assess protein binding dynamics and specificity (UNSW). A subset of the better-performing compounds will be screened for drug-like properties such as solubility, absorption, metabolism and cell toxicity (GVK Hyderabad).

Confidential material omitted and filed separately with the Commission.

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3.	Project Milestone Title	1st March 2018	28th February 2019
In vivo screens of lead candidates completed and single lead compound selected
Description

By end date: a single lead compound from the (5-10) lead candidate molecules will have been selected based on detailed evidence of compound efficacy in rodent models of cancer and the study of compound side-effects and pharmacokinetics in animals.

Methods: Mice with engrafted cancer cell lines or patient-derived tumours will be treated with lead candidates either alone or in combination with synergising compounds identified in the in vitro screens (I C P - Firefly). Delivery routes, behaviour (pharmacokinetics) of the drugs and potential toxicities will be carefully monitored in rodents (I C P - Firefly). Some detailed analyses will investigate the biology of compound impact using more sophisticated analytical techniques (UNSW). A variety of in vitro and vivo techniques will explore the mechanisms of action for synergism, the types of cancer that are most susceptible to the novel therapy and the response of cell lines that are resistant to other forms of treatment, in order to develop a detailed strategy for entry into clinical trials and beyond (UNSW & Others).

4.	Project Milestone Title	1st March 2019	29th February 2020
IND-enabling studies completed in readiness for clinical trials
Description

By end date: all of the regulatory compliance studies required by the FDA for investigational new drug (IND) application will have been completed in order to begin progression to clinical trials.

Methods: The lead compound will be manufactured to GLP standard for use in a battery of QA in vitro and in vivo tests, plus information on drug formulation, delivery route (preferably oral) and pharmacokinetic performance. Most tests performed by I C P - Firefly but some specialist tests (e.g. cardiotoxicity and genotoxicity) performed at overseas centres.

Confidential material omitted and filed separately with the Commission.

Participants Agreement | CRC Project | Targeting Tropomyosin as a Novel Anti-Cancer Therapy	Page 45

5.	Project Milestone Title	1st March 2017	29th February 2020
CRC-P students enrolled and CRC-P staff employed and trained
Description

By end date: 1 PhD student will have been recruited, enrolled and will have completed greater than 50% of their benchwork for award of their degree. At least 2 honours students will either have completed their degrees or will have been recruited to the program for thesis submission in late 2020. At least 2 members of staff, funded by the CRC-P, will have been recruited to the program and trained to perform their required function within the project.

Methods: Search for recruitment of a competent PhD student will begin on the start date.

Supervision will be by members of the in-kind CRC-P team at UNSW and Novogen, and internal UNSW PhD review procedures will ensure adequate progress of the student. Medical research PhDs are typically 3.5-4yrs in duration. Regardless of the PhD enrolment date, Novogen will continue to support the PhD student beyond the life of the grant until thesis submission. Two honours students will be recruited sequentially to avoid overcommitment to teaching. The honours period of study is usually March-October of each year, which precludes the possibility of recruitment in 2017. Ideally, the first honours student will be in 2018 and the second in 2019. Novogen will support any enrolments that overrun the life of the grant until thesis submission. At least 2 members of staff will be recruited to the project as soon as practicable after execution of the Funding Agreement, sited primarily at UNSW and at Novogen, and will be trained by skilled members of the existing workforce to perform their required duties.

6.	Completion of the Project		29th February 2020

Confidential material omitted and filed separately with the Commission.

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4.	Participant Expectations of the CRC-P (clause 2(b))

Item	Product / Service / Access

1.	Draft copies of all reports prepared by the Lead Participant as part of its obligations to the Commonwealth will be circulated to all Participants for review prior to submission and final copies will be circulated after submission.

2.	The Lead Participant will initially organise regular individual meetings with the Participants to organise and plan Project work. At later stages of the Project, larger meetings involving all Participants may replace or add to these meetings.

3.	The Lead Participant will make every effort to assist the Participants in any internal or external regulatory compliance duties that arise as a consequence of the Project, including the preparation of documentation and appearance at any meetings or hearings.

4.	UNSW will provide reasonable building access to nominated Lead Participant staff in order for them to perform their responsibilities at UNSW.

5.	UNSW will provide secure access to the sections of the UNSW servers storing the Agreement Material and allow the Lead Participant to make copies of the Agreement Material generated by UNSW on an ongoing basis.

6.	UNSW will maintain conjoint appointment status for nominated Lead Participant staff in order for them to conduct Student supervision duties at UNSW.

Confidential material omitted and filed separately with the Commission.

Participants Agreement | CRC Project | Targeting Tropomyosin as a Novel Anti-Cancer Therapy	Page 47

Schedule 3 – Contributions and Budget

1.	Participant Contributions (clause 1, 2(a) and 3.1)

Recipient/Lead Participant: Novogen Limited

Contribution type	2016-17	2017-18	2018-19	2019-20	Total
Cash	XXXXX	XXXXX	XXXXX	XXXXX	$1,000,000
FTE	XXXXX	XXXXX	XXXXX	XXXXX	XXXXX
FTE value	XXXXX	XXXXX	XXXXX	XXXXX	XXXXX
Non-staff in-kind	XXXXX	XXXXX	XXXXX	XXXXX	XXXXX

Total value of contributions	XXXXX	XXXXX	XXXXX	XXXXX	XXXXX

Participant:	I C P - Firefly Pty Limited

Contribution type	2016-17	2017-18	2018-19	2019-20	Total
Cash	XXXXX	XXXXX	XXXXX	XXXXX	XXXXX
FTE	XXXXX	XXXXX	XXXXX	XXXXX	XXXXX
FTE value	XXXXX	XXXXX	XXXXX	XXXXX	XXXXX
Non-staff in-kind	XXXXX	XXXXX	XXXXX	XXXXX	XXXXX

Total value of contributions	XXXXX	XXXXX	XXXXX	XXXXX	XXXXX

Participant:	University of New South Wales

Contribution type	2016-17	2017-18	2018-19	2019-20	Total
Cash	XXXXX	XXXXX	XXXXX	XXXXX	$300,000
FTE	XXXXX	XXXXX	XXXXX	XXXXX	XXXXX
FTE value	XXXXX	XXXXX	XXXXX	XXXXX	XXXXX
Non-staff in-kind	XXXXX	XXXXX	XXXXX	XXXXX	XXXXX

Total value of contributions	XXXXX	XXXXX	XXXXX	XXXXX	XXXXX

TOTAL PARTICIPANT CONTRIBUTIONS

Contribution type	2016-17	2017-18	2018-19	2019-20	Total
Cash	XXXXX	XXXXX	XXXXX	XXXXX	XXXXX
FTE	XXXXX	XXXXX	XXXXX	XXXXX	XXXXX
FTE value	XXXXX	XXXXX	XXXXX	XXXXX	XXXXX
Non-staff in-kind	XXXXX	XXXXX	XXXXX	XXXXX	XXXXX

Total value of contributions	XXXXX	XXXXX	XXXXX	XXXXX	XXXXX

Confidential material omitted and filed separately with the Commission.

Participants Agreement | CRC Project | Targeting Tropomyosin as a Novel Anti-Cancer Therapy	Page 48

Note: FTE = Full-Time Equivalent as it relates to staff in-kind contributions. FTE Value is calculated by multiplying the FTE value by XXXX.

2.	Budget

Heads of expenditure	2016-17	2017-18	2018-19	2019-20	Total
Employee	XXXXX	XXXXX	XXXXX	XXXXX	XXXXX
Supplier	XXXXX	XXXXX	XXXXX	XXXXX	XXXXX
Capital	XXXXX	XXXXX	XXXXX	XXXXX	XXXXX
Other	XXXXX	XXXXX	XXXXX	XXXXX	XXXXX

Total expenditure	XXXXX	XXXXX	XXXXX	XXXXX	XXXXX

Confidential material omitted and filed separately with the Commission.

Participants Agreement | CRC Project | Targeting Tropomyosin as a Novel Anti-Cancer Therapy	Page 49

3.	Schedule of quarterly payments to UNSW from CRC-P account

Year	Quarter	Instalment (excl. GST)	GST component	Total (incl. GST)
2016-17	Jan-Mar (Q3)	XXXXX	XXXXX	XXXXX
	Apr-Jun (Q4)	XXXXX	XXXXX	XXXXX

	Total for 2016-17	XXXXX	XXXXX	XXXXX

2017-18	Jul-Sep (Q1)	XXXXX	XXXXX	XXXXX
	Oct-Dec (Q2)	XXXXX	XXXXX	XXXXX
	Jan-Mar (Q3)	XXXXX	XXXXX	XXXXX
	Apr-Jun (Q4)	XXXXX	XXXXX	XXXXX

	Total for 2017-18	XXXXX	XXXXX	XXXXX

2018-19	Jul-Sep (Q1)	XXXXX	XXXXX	XXXXX
	Oct-Dec (Q2)	XXXXX	XXXXX	XXXXX
	Jan-Mar (Q3)	XXXXX	XXXXX	XXXXX
	Apr-Jun (Q4)	XXXXX	XXXXX	XXXXX

	Total for 2018-19	XXXXX	XXXXX	XXXXX

2019-20	Jul-Sep (Q1)	XXXXX	XXXXX	XXXXX
	Oct-Dec (Q2)	XXXXX	XXXXX	XXXXX
	Jan-Mar (Q3)	XXXXX	XXXXX	XXXXX

	Total for 2019-20	XXXXX	XXXXX	XXXXX

Total	Total for all years	XXXXX	XXXXX	XXXXX

Note: These payments are intended as the regular reserve to support ongoing salary payments, student stipends, materials, consumables and all other regular costs and are made to allow UNSW to know future income and make budget projections. Additional payments and adjustments can be made for additional items or specific sub-projects by the development of separate Work Orders (Clause 3.3) through negotiation with the Lead Participant.

4.	Payments to I C P Firefly

Given the nature of the work planned by I C P Firefly, which is divided into a series of individual sub-projects, each sub-project will be negotiated, itemized, costed and set out in individual agreements as Work Orders in accordance with clause 3.3 and clause 5.4.

Confidential material omitted and filed separately with the Commission.

Participants Agreement | CRC Project | Targeting Tropomyosin as a Novel Anti-Cancer Therapy	Page 50

Schedule 4 – Services

PART A - Lead Participant Services

Service	Applicable service standard (if any)
In-kind contributions, staff and non-staff, according to Schedule 3	To a quantity and quality commensurate with monetary value (Schedule 3) and reasonable expectations for fulfilment of the Project according to Budget, Milestones and other service standards (Schedule 4).

Protein modelling, molecular design and design of chemical synthesis strategy	Acceptable for Composition of Matter patent applications

Under subcontract: modelling and molecular design verification and analysis at Boston University	Acceptable for publication in peer reviewed journals

Under subcontract: compound synthesis, initial cytotoxicity screening and shipping to other participants	R&D grade compounds for all in vitro and early preclinical in vivo experiments. GLP grade for all IND-enabling in vivo studies.

Screening and purchase of commercial compounds and shipping to participants

Under subcontract: X-Ray crystallography and other molecular analyses of tropomyosin dimer N-terminus at Boston University	Acceptable for publication in peer reviewed journals

Under subcontract: In vitro pharmaceutic property analyses to determine drug-like characteristics.	Where required, to a standard that is recognised by the International Conference on Harmonisation

CRC-P subcontracting, alliance management, administration, accounting, reporting, project management, communications and patent applications.

Collaborative contribution to student and CRC-P staff supervision at UNSW and manuscript preparation for publication	Acceptable to UNSW internal standards, Commonwealth expectations under the Funding Agreement and scientific journal peer-review process

Any other matters relating to compound design, manufacture and Utilisation or responsibilities that would reasonably be expected from the Lead Participant of the CRC-P.

PART B - UNSW Services

Service	Applicable service standard (if any)
In-kind contributions, staff and non-staff, according to Schedule 3	To a quantity and quality commensurate with monetary value (Schedule 3) and reasonable expectations for fulfilment of the Project according to Budget, Milestones and other service standards (Schedule 4).

Confidential material omitted and filed separately with the Commission.

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As required by Lead Participant according to Project goals;

(1)    cell culture, cell biology, microscopy and in vitro compound screening using a variety of cell lines to determine potency, structure-activity relationship data, specificity, synergy, mechanism of action, method of cell death, biomarkers and any other cell-based methods required to determine likelihood of compound utility as an anti-cancer agent.

(2)    biochemistry and molecular biology experiments using a variety of existing and developed assays to determine binding, specificity, mechanism of action, impact on actin-tropomyosin copolymer.

(3)    further supporting in vitro and biochemical experiments to determine proof of concept of anti-tropomyosin technology such as analysis of tropomyosin expression and selective isoform inhibition.

To a standard acceptable for journal publication, patent application, Commonwealth reporting and, when requested by the Lead Participant for the purposes of regulatory authority submissions, to a standard that is recognised by the International Conference on Harmonisation

Preparation of reports to be submitted to regulatory bodies including the Therapeutic Goods Administration and US Food and Drug Administration with respect to experiments conducted by UNSW	Reports must be provided if and when requested by Lead Participant, and must be to a standard that is recognised by the International Conference on Harmonisation

Primary responsibility to student and CRC-P staff supervision at UNSW and collaborative contribution to manuscript preparation for publication	Acceptable to UNSW internal standards, Commonwealth expectations under the Funding Agreement and scientific journal peer-review process

Any other services relating to in vitro analysis of the impact of the novel anti-tropomyosin compounds on biological systems or responsibilities that would reasonably be expected from UNSW according to Project goals and the cooperative aims of the CRC-P.	To a standard acceptable for journal publication, patent application, Commonwealth reporting and, when requested by the Lead Participant for the purposes of regulatory authority submissions, to a standard that is recognised by the International Conference on Harmonisation

PART C - ICP Firefly Services

Service	Applicable service standard (if any)
In-kind contributions, staff and non-staff, according to Schedule 3	To a quantity and quality commensurate with monetary value (Schedule 3) and fulfilment of the Project according to Budget, Milestones and service standards (Schedule 4).

Confidential material omitted and filed separately with the Commission.

Participants Agreement | CRC Project | Targeting Tropomyosin as a Novel Anti-Cancer Therapy	Page 52

As required by Lead Participant according to Project goals and prepared in consultation with ICP Firefly as individual Work Orders;

(1)    experiments that determine compound efficacy against engrafted tumours in animal models of human cancer

(2)    experiments that determine the maximum tolerated dose, pharmacokinetics, optimal route of delivery and formulation, absorption, metabolism and excretion of compounds and any other drug-like characteristics

(3)    experiments that investigate the nature of compound toxicities in animals

To a standard acceptable for journal publication, patent application, Commonwealth reporting and, for the purposes of regulatory authority submissions, to a standard that is recognised by the International Conference on Harmonisation

As required by Lead Participant according to Project goals for Investigational New Drug-enabling studies and prepared in consultation with ICP Firefly as individual Work Orders;

formal studies on animals, using Good Laboratory Practice grade compounds, that are required by the Therapeutic Goods Administration and US Food and Drug Administration in order to understand the potential toxicities of candidate molecules in future clinical trials

For the purposes of regulatory authority submissions, to a standard that is recognised by the International Conference on Harmonisation

Preparation of reports to be submitted to regulatory bodies including the Therapeutic Goods Administration and US Food and Drug Administration with respect to experiments conducted by ICP Firefly	Reports must be provided if and when requested by Lead Participant, and must be to a standard that is recognised by the International Conference on Harmonisation

Any other services relating to in vivo analysis of the novel anti-tropomyosin compounds or responsibilities that would reasonably be expected from ICP Firefly according to Project goals and the cooperative aims of the CRC-P.	To a standard acceptable for journal publication, patent application, Commonwealth reporting and, when requested by the Lead Participant for the purposes of regulatory authority submissions, to a standard that is recognised by the International Conference on Harmonisation

Confidential material omitted and filed separately with the Commission.

Participants Agreement | CRC Project | Targeting Tropomyosin as a Novel Anti-Cancer Therapy	Page 53

Schedule 5 – Intellectual Property, Agreement Material and Utilisation

1.	Intellectual Property Rights and Agreement Material

1.1.	Ownership of Novogen Material

(a)	Subject to the acknowledgement in clause 4.2, all Novogen Material, and all Intellectual Property Rights in such material, will vest automatically upon its creation in the Lead Participant, and each Project Partner presently assign to the Lead Participant all Intellectual Property Rights contained in the Novogen Materials. Each Project Partner agrees to execute or procure the execution by its Personnel of any documents reasonably necessary to give effect to this assignment, at the Lead Participant’s expense.

(b)	Each Project Partner must promptly disclose and communicate in writing to the Lead Participant full particulars of any Intellectual Property Rights that the Project Partner or its Personnel make, discover or conceive in the course of the Project that is directly related to the Novogen Materials.

1.2.	Ownership of Technical Assay Material

(c)	Subject to the acknowledgement in clause 4.2, all Technical Assay Material, and all Intellectual Property Rights in such material, will vest automatically upon its creation in UNSW, and each of ICP Firefly and the Lead Participant presently assign to UNSW all Intellectual Property Rights contained in the Technical Assay Material. Each of ICP Firefly and the Lead Participant agrees to execute or procure the execution by its Personnel of any documents reasonably necessary to give effect to this assignment, at UNSW’s expense.

(d)	Each of ICP Firefly and the Lead Participant must promptly disclose and communicate in writing to UNSW full particulars of any Intellectual Property Rights that the relevant Party or its Personnel make, discover or conceive in the course of the Project that is directly related to the Technical Assay Materials.

1.3.	Pre-Existing Material

In order to carry out the Project and Utilise the Agreement Material, the Participants may use Intellectual Property Rights which are part of the Participant’s Pre-existing Material. Any such Pre-existing Material remains the sole property of the relevant Participant.

1.4.	Licences

(a)	The Lead Participant grants to each Project Partner and its Personnel a non-exclusive, royalty free, licence to use the Pre-existing Material of the Lead Participant which has been provided by or on behalf of the Lead Participant for use in the Project, and the Novogen Materials solely to the extent required to carry out the Project and perform this Agreement.

(b)	Each Project Partner grants to the Lead Participant a non-exclusive, perpetual, irrevocable, worldwide, royalty free licence to use (including the right to sub-licence) the Project Partner’s Pre-existing Material which has been provided by or on behalf of that Project Partner for use in the Project, solely for the purpose of the Project and the Utilisation of the Novogen Materials.

Confidential material omitted and filed separately with the Commission.

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(c)	Each Project Partner grants to the other Project Partner a non-exclusive, royalty free licence to use (including the right to sub-licence) the Project Partner’s Pre-existing Material which has been provided by or on behalf of that Project Partner for use in the Project, solely for the purpose of the Project.

(d)	UNSW grants:

(i)	to each of ICP Firefly and the Lead Participant and their Personnel a non-exclusive, royalty free, licence to use the Technical Assay Materials solely to the extent required to carry out the Project and perform this Agreement.

(ii)	the licence to the Commonwealth set out in clause 4.1 of this Agreement.

(e)	Except for the licences described in this Schedule 5, no Participant nor any of its Personnel acquires any right or interest in any Pre-existing Material provided by or on behalf of any other Participant.

2.	Utilisation

2.1	Utilisation

Subject to any licence granted to the Commonwealth or another Party under this Agreement or the Funding Agreement:

(a)	The Lead Participant will be solely entitled to Utilise all Novogen Material, and all Intellectual Property Rights in such material, and resulting Intellectual Property Rights, developments, and any commercial gains that arise from that Utilisation shall be exclusively the property of the Lead Participant.

(b)	UNSW will be solely entitled to Utilise the Technical Assay Material, and all Intellectual Property Rights in such material, and all resulting Intellectual Property Rights, developments, and any commercial gains that arise from that Utilisation shall be exclusively the property of UNSW.

2.2	Cooperation

Each Project Partner must cooperate with the Lead Participant and promptly do all acts and things and execute all documents which may be necessary for the purpose of vesting ownership of the legal and beneficial interest in the Agreement Material, and all Intellectual Property Rights in such material, as required under this Agreement.

2.3	Protection Actions - Novogen Material

(a)	The Lead Participant will be responsible for, in the Lead Participant’s absolute discretion, procuring and maintaining any registrations, listing or other rights deemed reasonably appropriate by Lead Participant for the protection of the Novogen Material, and all Intellectual Property Rights in such material, including:

(i)	filing and prosecuting any applications for registration;

(ii)	maintaining any registrations that issue from such applications;

(iii)	paying all applicable fees for such applications and registrations;

(iv)	abandoning any applications for registration; and

Confidential material omitted and filed separately with the Commission.

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(v)	deciding whether to maintain any registrations that issue from such applications,

(each a Protection Action).

(b)	Each Participant must provide all reasonable assistance necessary for the Lead Participant to undertake a Protection Action, at the Lead Participant’s expense.

(c)	Any costs associated with the Lead Participant undertaking any Protection Action will be borne solely by the Lead Participant.

2.4	Protection Actions - Technical Assay Material

(a)	UNSW will be responsible for, in UNSW’s absolute discretion, procuring and maintaining any registrations, listing or other rights deemed reasonably appropriate by UNSW for the protection of the Technical Assay Material, and all Intellectual Property Rights in such material, including:

(i)	filing and prosecuting any applications for registration;

(ii)	maintaining any registrations that issue from such applications;

(iii)	paying all applicable fees for such applications and registrations;

(iv)	abandoning any applications for registration; and

(v)	deciding whether to maintain any registrations that issue from such applications,

(each a UNSW Protection Action).

(b)	Each Participant must provide all reasonable assistance necessary for UNSW to undertake a UNSW Protection Action, at UNSW’s expense.

(c)	Any costs associated with UNSW undertaking any UNSW Protection Action will be borne solely by UNSW.

2.5	Infringement

(a)	Each Party must promptly and fully inform the other Party of:

(i)	any infringement or threatened infringement;

(ii)	any unauthorised use of or application; or

(iii)	any challenge or threatened challenge on the grant or validity,

of the Intellectual Property Rights or title (or any aspect thereof) in the Pre-existing Material, Agreement Material, including the Technical Assay Material, or which comes to that Party’s attention (each an Infringement).

(b)	Where a Participant reasonably suspects that an Infringement has occurred, the Participant may request any other Participant or Participants to provide information and non-financial assistance as is reasonably necessary to assist in determining whether or not an Infringement has occurred.

(c)	For the avoidance of doubt, nothing in this item 2.5 will be taken as requiring a Participant to expend funds in relation to litigation or the protection of another Participant’s Intellectual Property Rights.

Confidential material omitted and filed separately with the Commission.

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3.	Warranty

(a)	Each Participant represents and warrants to the other Participants that:

(i)	at the date it makes Pre-existing Materials available to the Project, to its actual knowledge and belief, without the need to make additional enquiries, conduct searches or seek legal or patent opinion, it is the owner of, or is otherwise entitled to provide, Participant’s Pre-existing Materials which it makes available for the Project; and

(ii)	except to the extent notified in writing to the other Participants at the time of providing the Participant’s Pre-existing Materials neither the Participant, nor its Personnel, research fellows or students (if applicable) have entered into any agreement regarding, or have otherwise dealt with, the Participant’s Pre-existing Materials in a manner that is inconsistent with, or restricts the exercise of the rights granted to, other Participants under this Agreement.

4.	Survival

This Schedule 5 survives termination or expiration of this Agreement.

Confidential material omitted and filed separately with the Commission.

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Schedule 6 – Privacy Obligations with respect to information received from the Commonwealth

1.1	Obligations

(a)	Each Participant agrees in respect of the Project under this Agreement to take all necessary measures to ensure that personal information in its possession or control in connection with this Agreement is protected against loss and unauthorised access, use, disclosure or modification.

(b)	Each Participant must, when requested, provide to the Commonwealth through the Lead Participant:

(i)	a copy of the Participant’s APP privacy policy which is compliant with APP 1;

(ii)	copies of the Participant’s security and data protection policies; and

(iii)	details of the Participant’s processes and procedures implemented to ensure compliance with the Privacy Act.

(c)	Each Participant agrees in respect of the Project under this Agreement:

(i)	to use or disclose personal information obtained, directly or indirectly, from the Commonwealth during the course of the Project under this Agreement, only for the purposes of this Agreement;

(ii)	not to do any act or engage in any practice that would breach an APP contained in schedule 1 of the Privacy Act, which if done or engaged in by an agency, would be a breach of that APP;

(iii)	to carry out and discharge the obligations contained in the APPs as if it were an agency under the Privacy Act;

(iv)	to notify individuals whose personal information the Participant holds, that complaints about acts or practices of the Participant may be investigated by the Privacy Commissioner who has power to award compensation against the Participant in appropriate circumstances;

(v)	not to use or disclose personal information or engage in an act or practice that would breach APP 7 (direct marketing) or a registered APP Code which is applicable to the Participant, unless the use or disclosure is necessary, directly or indirectly, to discharge an obligation of this Agreement;

(vi)	to follow any reasonable directions given by the Commonwealth through the Lead Participant to ensure compliance with the Privacy Act;

(vii)	to not transfer or transmit personal information outside of Australia except with the prior written approval of the Commonwealth, which will not be unreasonably withheld. In giving its approval the Commonwealth may impose such conditions as it thinks fit. The Participant must comply with any term or condition imposed by the Commonwealth under this item 1.1(c)(vii);

Confidential material omitted and filed separately with the Commission.

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(viii)	to disclose in writing to any person who asks, the content of the provisions of this Agreement (if any) that are inconsistent with an APP or a registered APP Code which is binding on a party to this Agreement;

(ix)	to immediately notify the Commonwealth through the Lead Participant if the Participant becomes aware of a breach or possible breach of any of the obligations contained in, or referred to in, this Schedule 6, whether by the Participant or any of its Personnel (including any complaints made about acts or practices of the Participant in connection with personal information);

(x)	to notify the Commonwealth through the Lead Participant of any subpoena, warrant, order, demand or request made by a foreign court or other authority for the disclosure of personal information to which the Privacy Act applies and to not disclose such information without the prior written approval of the Commonwealth, which will not be unreasonably withheld. In giving its approval the Commonwealth may impose such conditions as it thinks fit. The Participant must comply with any term or condition imposed by the Commonwealth under this item 1.1(c)(x);

(xi)	to comply with any directions, guidelines, determinations or recommendations of the Privacy Commissioner, notified to the Participant by the Commonwealth to the extent that they are not inconsistent with the requirements of this Schedule 6; and

(xii)	to ensure that any Personnel of the Participant who is required to deal with personal information for the purposes of this Agreement is made aware of the obligations of the Participant as set out in this Schedule 6.

1.2	Indemnity

The Project Participants agree to indemnify the Commonwealth in respect of any loss or liability suffered or incurred by the Commonwealth which arises directly or indirectly from a breach of any of the obligations of the Agreement under this Schedule 6.

Confidential material omitted and filed separately with the Commission.

Participants Agreement | CRC Project | Targeting Tropomyosin as a Novel Anti-Cancer Therapy	Page 59

Signing page

Executed by Novogen Limited in accordance with section 127 of the Corporations Act 2001 (Cth) in the presence of

	f		f
Signature of director		Signature of director/company secretary/sole director and sole company secretary (Please delete as applicable)

Name of director (print)		Name of director/company secretary/sole director and sole company secretary (print)

Signed for and on behalf of the University of New South Wales by an authorised officer in the presence of

	f		f
Signature of witness		Signature of officer

Name of witness (print)		Name of officer (print)

Office held

Confidential material omitted and filed separately with the Commission.

Participants Agreement | CRC Project | Targeting Tropomyosin as a Novel Anti-Cancer Therapy	Page 60

Executed by ICP - Firefly Pty. Limited in accordance with section 127 of the Corporations Act 2001 (Cth) in the presence of

	f		f
Signature of director		Signature of director/company secretary/sole director and sole company secretary (Please delete as applicable)

Name of director (print)		Name of director/company secretary/sole director and sole company secretary (print)

Confidential material omitted and filed separately with the Commission.

Participants Agreement | CRC Project | Targeting Tropomyosin as a Novel Anti-Cancer Therapy	Page 61